                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            THE WESTWOOD GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transactions applies:
          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
          ----------------------------------------------------------------------

     (5)  Total fee paid:
          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
          ----------------------------------------------------------------------

     (3)  Filing Party:
          ----------------------------------------------------------------------

     (4)  Date Filed:
          ----------------------------------------------------------------------

                     [THE WESTWOOD GROUP, INC. LETTERHEAD]

Dear Stockholder:

     You are invited to attend a special meeting of stockholders of The Westwood Group, Inc., a Delaware corporation, to be held on December 19, 2002, at 10:00 a.m. local time, at 190 V.F.W. Parkway, Revere, Massachusetts.

     At this meeting you will be asked to consider and vote upon a proposal to amend the Westwood Group's Certificate of Incorporation, pursuant to which each share of Common Stock, par value $.01 per share, issued immediately prior to the effectiveness of the proposed amendment will be reclassified into one-fifteen hundredth of one fully paid and non-assessable share of Common Stock, par value $.01 per share, so that every 1,500 shares of Common Stock issued immediately prior to the effectiveness of the amendment will be combined together to form one full share of Common Stock, par value $.01. At the effective time of the proposed amendment, each share of Class B Common Stock, par value $.01 per share, authorized immediately prior to the effectiveness of this amendment will be reclassified into one-fifteen hundredth of one fully paid and non-assessable share of Class B Common Stock, par value $.01 per share, so that every 1,500 shares of Class B Common Stock authorized immediately prior to the effectiveness of this amendment will be combined together to form one full share of Class B Common Stock, par value $.01. The Westwood Group will make a cash payment of $4.00 per share to record holders of fewer than 1,500 shares of the Common Stock and Class B Common Stock immediately prior to the effectiveness of this amendment. To the extent necessary, certificates for fractional shares of Common Stock and Class B Common Stock will be issued by reason of this amendment.

     If effected, the reverse stock split will enable the Westwood Group to change from public company status, subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, as administered by the Securities and Exchange Commission, to private company status. As a private company, the Westwood Group will not be subject to these reporting requirements.

     IF YOU ARE A BENEFICIAL OWNER OF FEWER THAN 1,500 SHARES OF COMMON STOCK WHO IS NOT THE RECORD HOLDER OF THOSE SHARES, AND YOU WANT TO HAVE YOUR SHARES EXCHANGED FOR CASH IN THE REVERSE STOCK SPLIT, YOU SHOULD INSTRUCT YOUR BROKER OR NOMINEE TO TRANSFER YOUR SHARES INTO A RECORD ACCOUNT IN YOUR NAME IN A TIMELY MANNER SO THAT YOU WILL BE CONSIDERED A HOLDER OF RECORD IMMEDIATELY PRIOR TO THE REVERSE STOCK SPLIT. YOU WILL HAVE TO ACT FAR ENOUGH IN ADVANCE SO THAT THE TRANSFER IS COMPLETED BY THE EFFECTIVE DATE OF THE REVERSE STOCK SPLIT.

     The proposed amendment to the Certificate of Incorporation is attached as Exhibit A to the accompanying proxy statement. The reverse stock split will become effective upon the filing of the Amendment to the Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware subsequent to stockholder approval. Each share of Common Stock authorized immediately prior to the effectiveness of the reverse stock split will be reclassified into one-fifteen hundredth of one fully paid and non-assessable share of Common Stock so that every 1,500 shares of Common Stock authorized immediately prior to the effectiveness of the reverse stock split will be combined together to form one full share of Common Stock. Each share of Class B Common Stock authorized immediately prior to the effectiveness of the reverse stock split will be reclassified into one-fifteen hundredth of one fully paid and non-assessable share of Class B Common Stock so that every 1,500 shares of Class B Common Stock authorized immediately prior to the effectiveness of the reverse stock split will be combined together to form one full share of Class B Common Stock. The Westwood Group will make a cash payment of $4.00 per share to record holders prior to the reverse stock split of fewer than 1,500 shares of either Common Stock or Class B Common Stock. To the extent necessary, certificates for any resulting fractional shares of Common Stock or Class B Common Stock will be issued following the reverse stock split.

     Assuming the completion of the reverse stock split and termination of the Westwood Group's public company status, the Westwood Group intends to promptly initiate a tender offer for up to an aggregate of 30,000 shares of its Common Stock and up to an aggregate of 10,500 shares of its Class B Common Stock at a per share price equal to $4.00. The purpose of the tender offer is to provide holders of Common Stock and Class B Common Stock (other than officers and directors of the Westwood Group) who do not receive a cash payment pursuant to the reverse stock split an opportunity to tender one share in exchange for a purchase price equal to the product of (i) 1,500 times (ii) the $4.00 per share cash payment payable in connection with the reverse stock split.

     Alouette Capital, Inc., an independent financial advisor engaged by the Westwood Group in connection with the proposed reverse stock split, has rendered an opinion that the $4.00 cash payment to be made to stockholders of record holding fewer than 1,500 shares of Common Stock or Class B Common Stock prior to the reverse stock split is fair from a financial point of view. You are urged to read the opinion of Alouette Capital, which is attached to the accompanying proxy statement as Exhibit B. You are also urged to read carefully the accompanying proxy statement in its entirety, including the section entitled "Special Factors" for important information concerning the proposed reverse stock split.

     THE BOARD OF DIRECTORS HAS FULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE PROPOSED REVERSE STOCK SPLIT AND HAS UNANIMOUSLY DETERMINED THAT THE PROPOSED REVERSE STOCK SPLIT, TAKEN AS A WHOLE, IS FAIR TO, AND IN THE BEST INTERESTS OF, THE WESTWOOD GROUP AND ITS STOCKHOLDERS.

     Attendance in person or by proxy of holders of a majority of shares of capital stock of the Westwood Group issued and outstanding and entitled to vote will constitute a quorum. The approval of the holders of a majority of the outstanding shares entitled to vote at the meeting is necessary to approve the reverse stock split. Holders of Common Stock will be entitled to one vote for each share of Common Stock. Holders of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock. The officers and directors of the Westwood Group own approximately 74% of the issued and outstanding shares entitled to vote. The officers and directors of the Westwood Group own approximately 35% of the outstanding shares of Common Stock and approximately 88% of the outstanding shares of Class B Common Stock entitled to vote at the special meeting. Each of the officers and directors has indicated that he will vote his shares in favor of the proposed reverse stock split. If these shares are voted as indicated, the reverse stock split will be approved.

     Provided that the reverse stock split is approved, a letter of transmittal will be mailed to all holders of Common Stock and Class B Common Stock of the Westwood Group for use in surrendering their stock certificates in connection with the reverse stock split. Please do not send in your stock certificates until you receive your letter of transmittal.

                                          Sincerely,

                                          Richard P. Dalton
                                          President

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            THE WESTWOOD GROUP, INC.
                               190 V.F.W. PARKWAY
                          REVERE, MASSACHUSETTS 02151

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 19, 2002

     A special meeting of the stockholders of THE WESTWOOD GROUP, INC., will be held at 190 V.F.W. Parkway, Revere, Massachusetts 02151, on Thursday, December 19, 2002, at 10:00 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to amend the Westwood Group's Certificate of Incorporation, pursuant to which each share of Common Stock, par value $.01 per share, issued immediately prior to the effectiveness of the proposed amendment will be reclassified into one-fifteen hundredth of one fully paid and non-assessable share of Common Stock, par value $.01 per share, so that every 1,500 shares of Common Stock issued immediately prior to the effectiveness of this amendment will be combined together to form one full share of Common Stock, par value $.01. At the effective time of the proposed amendment, each share of Class B Common Stock, par value $.01 per share, authorized immediately prior to the effectiveness of this amendment will be reclassified into one-fifteen hundredth of one fully paid and non-assessable share of Class B Common Stock, par value $.01 per share, so that every 1,500 shares of Class B Common Stock authorized immediately prior to the effectiveness of this amendment will be combined together to form one full share of Class B Common Stock, par value $.01. The Westwood Group will make a cash payment of $4.00 per share to record holders of fewer than 1,500 shares of the Common Stock and Class B Common Stock immediately prior to the effectiveness of this amendment. To the extent necessary, certificates for fractional shares of Common Stock and Class B Common Stock will be issued by reason of this amendment.

          2. To transact such other business pertaining or related to the foregoing as may properly come before the special meeting.

     The reverse stock split will become effective upon the filing of an amendment to the Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware subsequent to stockholder approval. Each share of Common Stock authorized immediately prior to the effectiveness of the reverse stock split will be reclassified into one-fifteen hundredth of one fully paid and non-assessable share of Common Stock so that every 1,500 shares of Common Stock authorized immediately prior to the effectiveness of the reverse stock split will be combined together to form one full share of Common Stock. Each share of Class B Common Stock authorized immediately prior to the effectiveness of the reverse stock split will be reclassified into one-fifteen hundredth of one fully paid and non-assessable share of Class B Common Stock so that every 1,500 shares of Class B Common Stock authorized immediately prior to the effectiveness of the reverse stock split will be combined together to form one full share of Class B Common Stock. The Westwood Group will make a cash payment of $4.00 per share to the record holders prior to the reverse stock split of fewer than 1,500 shares of either Common Stock or Class B Common Stock. To the extent necessary, certificates for any resulting fractional shares of Common Stock or Class B Common Stock will be issued following the reverse stock split.

     Information relating to the above matters is set forth in the attached proxy statement. You are entitled to vote at the special meeting, or any adjournments of the meeting if you owned shares of Common Stock or Class B Common Stock at the close of business on November 8, 2002. A list of the stockholders entitled to vote will be available for your review at the meeting and, for the ten days before the meeting during normal business hours, at The Westwood Group, Inc., 190 V.F.W. Parkway, Revere, Massachusetts 02151.

     In the event there are not sufficient votes to approve the proposal at the time of the special meeting, the special meeting may be adjourned to permit further solicitation of proxies by the Board of Directors.

                                          By Order of the Board of Directors,

                                          RICHARD P. DALTON
                                          President

Revere, Massachusetts
November 19, 2002

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                            THE WESTWOOD GROUP, INC.

                                PROXY STATEMENT

                               NOVEMBER 19, 2002

     This proxy statement is furnished to the stockholders of THE WESTWOOD GROUP, INC., in connection with the solicitation of proxies by the Board of Directors of the Westwood Group to be voted at the special meeting of stockholders and at any adjournments of the meeting. The special meeting will be held at 190 V.F.W. Parkway, Revere, Massachusetts 02151 on Thursday, December 19, 2002, at 10:00 a.m. local time.

     The approximate date on which this proxy statement and form of proxy card are first being sent or given to stockholders is November 19, 2002.

     At this meeting you will be asked to consider and vote upon a proposal to amend The Westwood Group's Certificate of Incorporation, pursuant to which each share of Common Stock, par value $.01 per share, issued immediately prior to the effectiveness of the proposed amendment will be reclassified into one-fifteen hundredth of one fully paid and non-assessable share of Common Stock so that every fifteen hundred shares of Common Stock issued immediately prior to the effectiveness of this amendment will be combined together to form one full share of Common Stock. At the effective time of the proposed amendment, each share of Class B Common Stock, par value $.01 per share, authorized immediately prior to the effectiveness of this amendment will be reclassified into one-fifteen hundredth of one fully paid and non-assessable share of Class B Common Stock, so that every 1,500 shares of Class B Common Stock authorized immediately prior to the effectiveness of this amendment will be combined together to form one full share of Class B Common Stock. The Westwood Group will make a cash payment of $4.00 per share to record holders of fewer than 1,500 shares of the Common Stock and Class B Common Stock immediately prior to the effectiveness of this amendment. To the extent necessary, certificates for fractional shares of Common Stock and Class B Common Stock will be issued by reason of this amendment.

     If effected, the reverse stock split will enable the Westwood Group to change from public company status, subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, as administered by the Securities and Exchange Commission, to private company status. As a private company, the Westwood Group will not be subject to these reporting requirements.

     The net effect of the reverse stock split on the record holders of Common Stock and Class B Common Stock will be as follows:

RECORD HOLDER AS OF EFFECTIVE DATE          NET EFFECT AFTER REVERSE STOCK SPLIT
----------------------------------          ------------------------------------
Record holders holding 1,500 or more        Shares of Common Stock or Class B Common Stock will be
shares of Common Stock or Class B Common    converted on a 1 for 1,500 basis, including fractional
Stock immediately prior to the reverse      shares. With respect to stockholders of record of a
stock split                                 number of shares greater than 1,500 shares immediately
                                            prior to the reverse stock split, you will receive
                                            fractional shares.
Record holders holding fewer than 1,500     Shares of Common Stock or Class B Common Stock will be
shares of Common Stock or Class B Common    cashed out at a price of $4.00 per share. You will not
Stock immediately prior to the reverse      have to pay any commissions or other fees on this
stock split                                 cash-out. Holders of these shares will not have any
                                            continuing equity interest in the Westwood Group.

     IF YOU ARE A BENEFICIAL OWNER OF FEWER THAN 1,500 SHARES OF COMMON STOCK WHO IS NOT THE RECORD HOLDER OF THOSE SHARES, AND YOU WANT TO HAVE YOUR SHARES EXCHANGED FOR CASH IN THE REVERSE STOCK SPLIT, YOU SHOULD INSTRUCT YOUR BROKER OR NOMINEE TO TRANSFER YOUR SHARES INTO A RECORD ACCOUNT IN YOUR NAME IN A TIMELY MANNER SO THAT YOU WILL BE CONSIDERED A HOLDER OF RECORD IMMEDIATELY PRIOR TO THE REVERSE STOCK SPLIT. YOU WILL HAVE TO ACT FAR ENOUGH IN ADVANCE SO THAT THE TRANSFER IS COMPLETED BY THE EFFECTIVE DATE OF THE REVERSE STOCK SPLIT.

     The proposed amendment to the Certificate of Incorporation is attached as Exhibit A to this proxy statement. The reverse stock split will become effective, assuming stockholder approval, upon the filing of the proposed amendment to the Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware.

     Assuming the completion of the reverse stock split and termination of the Westwood Group's public company status, the Westwood Group intends to initiate a tender offer for up to an aggregate of 30,000 shares of its Common Stock and up to an aggregate of 10,500 shares of its Class B Common Stock in order to provide remaining record holders of Common Stock and Class B Common Stock (other than officers and directors of the Westwood Group) who do not receive a cash payment pursuant to the reverse stock split an opportunity to tender one share in exchange for a per share purchase price equal to the product of (i) 1,500 times
(ii) the $4.00 per share cash payment payable in connection with the reverse stock split.

     Our Board of Directors has determined that adoption of the proposed reverse stock split is fair to and in the best interest of the stockholders of the Westwood Group and recommends that you approve the reverse stock split. In arriving at its recommendation with respect to the reverse stock split, the Board of Directors considered a number of factors described in the proxy statement, including, among other things, the fairness opinion of Alouette Capital, the Board of Directors' independent financial advisor. The full text of Alouette Capital's opinion, which describes, among other things, the opinion expressed, procedures followed, matters considered and limitations on review undertaken in connection with the opinion, is attached as Exhibit B to this proxy statement. Stockholders are urged to read Alouette Capital's opinion in its entirety.

RESERVATION OF RIGHTS

     Although the Board of Directors requests stockholder approval of the proposed reverse stock split, the Board reserves the right to decide, in its discretion, to withdraw the proposed reverse stock split from the agenda of the special stockholders' meeting prior to any stockholder vote thereon or to abandon the proposed reverse stock split even if the proposal is approved. Although the Board of Directors presently believes that the proposed reverse stock split is in the best interests of the Westwood Group and its stockholders, and thus has recommended a vote for the proposed amendment to the Certificate of Incorporation, the Board nonetheless believes that it is prudent to recognize that, between the date of this proxy statement and the date of the special stockholders' meeting, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the reverse stock split at that time. If the Board decides to withdraw the proposed reverse stock split, the Board will notify the stockholders of such decision promptly by mail.

FORWARD-LOOKING STATEMENTS

     Certain statements contained throughout this proxy statement constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Westwood Group or industry results to be materially different from those contemplated or projected, forecasted, estimated or budgeted in or expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; industry trends, legislative and regulatory changes, changes in business strategy or development plans; availability and quality of management; and availability, terms and deployment of capital.

                               TABLE OF CONTENTS

Summary Term Sheet..........................................    1
Information Regarding the Special Meeting of Stockholders...    3
  Voting; Record Date.......................................    3
  Amendment of Certificate of Incorporation to Effect the
     Reverse Stock Split....................................    3
  Quorum and Vote Required..................................    3
  Appraisal Rights..........................................    4
  Proxies...................................................    4
  Exchange of Certificates for Cash Payment or Shares.......    4
Special Factors.............................................    5
  Reasons for and Purpose of the Reverse Stock Split........    5
  Alternatives Considered...................................    8
  Background of the Proposed Reverse Stock Split............    8
  The Effects of the Reverse Stock Split....................   10
  Potential Detriments of the Reverse Stock Split to
     Stockholders; Accretion in Ownership and Control of
     Certain Stockholders...................................   11
  Financial Effect of the Reverse Stock Split...............   11
  Pro Forma Financial Information...........................   11
  Recommendation of the Board of Directors; Fairness of the
     Reverse Stock Split....................................   16
  Fairness Opinion of Alouette Capital......................   16
  Conduct of the Westwood Group's Business after the Reverse
     Stock Split............................................   19
  Certain Federal Income Tax Consequences...................   20
  Financing of the Reverse Stock Split......................   21
  Costs of the Reverse Stock Split..........................   21
The Company.................................................   22
  Selected Historical Financial Data........................   23
  Price Range of Common Stock; Dividends; Trading Volume....   23
  Security Ownership of Certain Beneficial Owners and
     Management.............................................   24
  Other Information Concerning the Company and Affiliates...   25
  Independent Certified Public Accountants..................   26
  Other Matters.............................................   26
  Incorporation of Certain Documents by Reference...........   26
  Available Information.....................................   27

                               SUMMARY TERM SHEET

     The following is a summary of the material terms of a proposed amendment to the Certificate of Incorporation. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement, including the financial information and appendices. We urge you to review the entire proxy statement and accompanying materials carefully.

     - Our Board of Directors has authorized a 1,500-for-1 reverse stock split of our Common Stock, par value $.01 per share and 1,500-for-1 reverse stock split of our Class B Common Stock, par value $.01 per share. The Board recommends that all stockholders approve the proposal by voting for an amendment to our Certificate of Incorporation. See also the information under the captions "Reasons for and Purpose of the Reverse Stock Split" and "Recommendation of the Board of Directors; Fairness of Reverse Stock Split Proposal" in this proxy statement. The approval of the holders of a majority of the issued and outstanding shares of Common Stock and Class B Common Stock, voting together as a single class, entitled to vote at the meeting is necessary to approve the reverse stock split. See also the information under the caption "Quorum and Vote Required" in this proxy statement. The reverse stock split will not become effective until the amendment of the Certificate of Incorporation is filed with the Delaware Secretary of State's office following its approval at the special meeting of stockholders.

     - Our Board of Directors and executive officers currently own approximately 35% of our outstanding Common Stock and approximately 88% of our outstanding Class B Common Stock. Each share of Class B Common Stock entitles its owner to ten votes on each matter submitted to the stockholders. See also the information under the caption "Quorum and Vote Required" in this proxy statement.

     - Each member of the Board of Directors and each executive officer has indicated that he intends to vote in favor of the reverse stock split. See also the information under the caption "Quorum and Vote Required" in this proxy statement.

     - Assuming the reverse stock split becomes effective, you will receive one new share of Common Stock for each 1,500 shares of Common Stock that you may own at that time and one new share of Class B Common Stock for each 1,500 shares of Class B Common Stock that you may own at that time. You may receive fractional shares as a result of the reverse stock split. See also the information under the caption "Exchange of Certificates for Cash Payment or Shares" in this proxy statement.

     - For those of you who are record holders at the effective time of the reverse stock split and who hold less than 1,500 shares of Common Stock or Class B Common Stock, you will receive a cash payment of $4.00 per share for those shares which would otherwise be converted into a fraction of a share of the new stock. See also the information under the caption statement "Exchange of Certificates for Cash Payment or Shares" in this proxy statement.

     - The reverse stock split is not expected to effect our current business plan or operations. See also the information under the caption "Conduct of the Westwood Group's Business after the Reverse Stock Split" in this proxy.

     - Our board of directors and executive officers will own approximately 46% of the Common Stock and 88% of the Class B Common Stock after the reverse stock split. See also the information under the caption "Conduct of the Westwood Group's Business After the Reverse Stock Split" in this proxy statement.

     - If the reverse stock split is approved, we will be eligible to cease filing periodic reports with the Securities and Exchange Commission and we intend to cease public registration of our Common Stock. See also the information under the captions "Reasons for and Purpose of the Reverse Stock Split" and "Recommendation of the Board of Directors; Fairness of Reverse Stock Split Proposal" in this proxy statement.

     - The Board of Directors retained the services of Alouette Capital, Inc. to provide an opinion as to the fairness from a financial point of view of the consideration to be paid to the record holders of fewer than 1,500 shares of Common Stock or Class B Common Stock in connection with the reverse stock split. See also the information under the caption "Fairness Opinion of Alouette Capital" in this proxy statement.

     - For those record holders that receive a cash payment in lieu of fractional shares, you will need to recognize income for the difference between the amount of cash received and the portion of the aggregate tax basis in your shares of Common Stock which was not converted. See also the information under the caption "Certain Federal Income Tax Consequences" in this proxy statement. You are urged to consult with your own tax advisor regarding the tax consequences of the reverse stock split in light of your own particular circumstances.

     - There are no appraisal rights for any stockholder who dissents from approval of the reverse stock split under either the Westwood Group's governance documents or under Delaware General Corporation law. See also the information under the caption "Appraisal Rights" in this proxy statement.

     - Any executed, but unmarked, proxies will be voted for the reverse stock split. See also the information under the caption "Proxies" in this proxy statement.

     - If the proposed reverse stock split is consummated, the Westwood Group intends promptly to initiate a tender offer for shares of its Common Stock and shares of its Class B Common Stock in order to provide remaining recordholders (other than officers and directors of the Westwood Group) who do not receive a cash payment in connection with the reverse stock split an opportunity to tender one share in exchange for a cash payment equal to $6,000. See also the information under the caption "Conduct of the Westwood Group's Business After the Reverse Stock Split" in this proxy statement.

           INFORMATION REGARDING THE SPECIAL MEETING OF STOCKHOLDERS

VOTING; RECORD DATE

     The securities that can be voted at the special meeting consist of shares of Common Stock of the Westwood Group, $.01 par value, and shares of Class B Common Stock of the Westwood Group, $.01 par value. Each share of Common Stock entitles its owner to one vote on each matter submitted to the stockholders. Each share of Class B Common Stock entitles its owner to ten votes on each matter submitted to the stockholders. The holders of the Common Stock and Class B Common Stock will vote together as a single class. The record date for determining the holders of Common Stock and Class B Common Stock who are entitled to receive notice of and to vote at the special meeting is November 8, 2002. On the record date, 351,210 shares of Common Stock and 912,015 shares of Class B Common Stock were outstanding and eligible to be voted at the special meeting.

AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

     Our Board of Directors has unanimously determined that it is advisable to amend the Westwood Group's Certificate of Incorporation to effect a 1,500-for-1 reverse stock split of the Common Stock and a 1,500-for-1 reverse stock split of the Class B Common Stock, and to provide for the cash payment of $4.00 per share to the record holders of less than 1,500 shares of the currently outstanding Common Stock and Class B Common Stock. The Board has proposed the amendment and the reverse stock split to the stockholders for approval at the special meeting. The Certificate of Incorporation provides that if the Westwood Group combines its outstanding shares of Common Stock or Class B Common Stock, as it is doing in the reverse stock split, the outstanding shares of each of the Common Stock and Class B Common Stock will be proportionally combined in the same manner and on the same basis.

QUORUM AND VOTE REQUIRED

     Attendance in person or proxy of holders of a majority of shares of capital stock of the Westwood Group issued and outstanding and entitled to vote will constitute a quorum. In counting the votes to determine whether a quorum exists at the special meeting, the number of all votes "for," "against," or "withheld" and abstentions (including instructions to withhold authority to vote) will be used. Proxies marked as abstentions or broker non-votes will be treated as shares present for purposes of determining whether a quorum is present.

     The approval of the holders of a majority of the issued and outstanding shares of Common Stock and Class B Common Stock, voting together as a single class, entitled to vote at the meeting is necessary to approve the reverse stock split. It is anticipated that approximately 122,900 voting shares of Common Stock owned or controlled on the record date by directors and executive officers of the Westwood Group, constituting approximately 35% of the outstanding Common Stock, will be voted in favor of the proposal. It is anticipated that approximately 804,616 voting shares of Class B Common Stock, owned or controlled on the record date by directors and executive officers of the Westwood Group, constituting approximately 88% of the outstanding Class B Common Stock will be voted in favor of the proposal. If the directors and executive officers of the Westwood Group vote all of their shares of Common Stock and Class B Common Stock over which they have voting authority to approve the proposed reverse stock split, the requisite vote of the holders of the outstanding shares entitled to vote for adoption of the reverse stock split will have been obtained regardless of the vote of any other stockholder.

     The reverse stock split does not require the approval of a majority of the unaffiliated stockholders or of the majority of the stockholders who will receive payment of $4.00 per share as a result of holding less than 1,500 shares. Our Board believes the reverse stock split should and will be favored by non-affiliates and by those record holders receiving cash in lieu of fractional shares. Because the Westwood Group has not historically attained a high level of participation among its unaffiliated holders at meetings for which their proxies have been solicited, the Westwood Group does not expect to attain a high level of participation at the special meeting. The Board does not believe that it makes sense to require a majority vote of unaffiliated holders in order for the reverse stock split to be consummated because the likelihood of significant participation at the special meeting by unaffiliated stockholders is so low. Further, the Board anticipates, based on previous votes taken at annual meetings, that the vote of unaffiliated holders who do decide to participate may not be of sufficient size to be meaningful. Moreover, a majority vote of the unaffiliated holders is not otherwise required by applicable law. Therefore, the Board has decided not to condition the approval of the reverse stock split on approval by unaffiliated holders.

APPRAISAL RIGHTS

     No appraisal rights are available under either the Delaware General Corporation Law or the Certificate of Incorporation of the Westwood Group to any stockholder who dissents from the proposal to approve the reverse stock split.

PROXIES

     Stockholders should specify their choice with regard to the proposal on the enclosed proxy card. All properly executed proxies delivered by stockholders to the Westwood Group in time to be voted at the special meeting and not revoked will be voted at the special meeting in accordance with directions given. IN THE ABSENCE OF INSTRUCTION, THE SHARES REPRESENTED BY A SIGNED AND DATED PROXY CARD WILL BE VOTED "FOR" THE PROPOSAL LISTED ON THE PROXY CARD AND DESCRIBED IN THIS PROXY STATEMENT. Proxies voted as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. For any other matters that properly come before the special meeting, the persons named as proxies will vote upon these matters according to their judgement.

     Any stockholder delivering a proxy has the power to revoke it any time before it is voted by giving written notice to the President of the Westwood Group, Inc. at 190 V.F.W. Parkway, Revere, Massachusetts 02151, by executing and delivering to the President a proxy card bearing a later date or by voting in person at the special meeting. The presence of a stockholder at the special meeting will not automatically revoke that stockholder's proxy.

     In addition to soliciting proxies through the mail, the Westwood Group may solicit proxies through its directors, officers and employees in person and/or by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy material to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Westwood Group.

EXCHANGE OF CERTIFICATES FOR CASH PAYMENT OR SHARES

     Assuming the approval of the stockholders of the proposed reverse stock split, the Westwood Group will file an amendment to its Certificate of Incorporation, in the form of Exhibit A attached to this proxy statement, with the Office of the Secretary of State of the State of Delaware. The reverse stock split will become effective on the date of that filing. EquiServe Trust Company, N.A. has been appointed exchange agent to carry out the exchange of certificates for new Common Stock and new Class B Common Stock and/or cash.

     As soon as practicable after the effective date of the reverse stock split, the stockholders will be notified and asked to surrender their certificates representing shares of Common Stock or Class B Common Stock to the exchange agent. Those record holders beneficially owning 1,500 shares or more of Common Stock or Class B Common Stock will receive in exchange certificates representing shares of new Common Stock or Class B Common Stock on the basis of one share of new Common Stock for each 1,500 shares of Common Stock held prior to the reverse stock split and one share of new Class B Common Stock for each 1,500 shares of Class B Common Stock held prior to the reverse stock split, and in cases where a record holder does not beneficially own a number of shares evenly divisible by 1,500, the record holder will receive fractional shares of new Common Stock and/or new Class B Common Stock following the reverse stock split. Record holders owning fewer than 1,500 shares on the effective date of the reverse stock split will receive in exchange a cash payment in the amount of $4.00 per share.

     If the reverse stock split is effected, any stockholder beneficially owning fewer than 1,500 shares of the currently outstanding Common Stock or Class B Common Stock will cease to have any rights with respect to the Common Stock or Class B Common Stock of the Westwood Group, except to be paid in cash, as described in this proxy statement. No interest will be paid or accrued on the cash payable to record holders after the reverse stock split is effected.

     If and when the reverse stock split is effected, each certificate representing shares of Common Stock and Class B Common Stock that was outstanding prior to the reverse stock split and that was held by a stockholder of record of 1,500 or more shares immediately prior to the reverse stock split, until surrendered and exchanged for a new certificate, will be deemed for all corporate purposes to evidence ownership of such number of shares as is set forth on the face of the certificate divided by 1,500.

     No service charges will be payable by stockholders in connection with the exchange of certificates or the payment of cash, all expenses of which will be borne by the Westwood Group.

                                SPECIAL FACTORS

REASONS FOR AND PURPOSE OF THE REVERSE STOCK SPLIT

     Our Board of Directors holds the view that the Westwood Group and its stockholders currently derive no material benefit from continued registration under the 1934 Act. The Westwood Group has maintained its registered status in the past in order to provide a trading market for its stockholders. Unfortunately, the Westwood Group's stockholders have not made use of that trading market as evidenced by the fact that, to the Westwood Group's knowledge, twenty-four total public trades were made in its Common Stock between 1999 and 2001. To our knowledge, there have been eleven public trades of Common Stock made to date during the 2002 calendar year, with the most recent trade occurring on September 12, 2002 at a price of $1.25 per share. During the period of 1999 to the present, the highest trade of Common Stock was at a price of $3.50, which occurred in February of that year. The Board believes that it is highly speculative whether the Common Stock would ever achieve significant market value given the lack of a trading market. During this same period, the Westwood Group was involved in only one private transaction involving its Common Stock at a price of $3.00 per share. See, "Alternatives Considered."

     The Westwood Group is also not in a position to use its status as a public company to raise capital through sales of securities in a public offering in the future or to acquire other business entities using its stock as the consideration for any acquisition as a result of its limited trading market. Moreover, the Westwood Group is not in a position to offer options to purchase its capital stock as an incentive to prospective employees as a result of this limited trading market.

     The Westwood Group's status as a public company has not only failed to materially benefit its stockholders, but also, in the Board's view, places a financial burden on the Westwood Group. As a public company, the Westwood Group incurs direct costs associated with compliance with the Commission's filing and reporting requirements imposed on public companies. To comply with the public company requirements, the Westwood Group incurs approximately $165,000 annually in related expenses as follows:

Independent Auditors........................................  $ 50,000
SEC Counsel.................................................    70,000
Printing and Mailing........................................    25,000
Transfer Agent..............................................    15,000
Miscellaneous Costs.........................................     5,000
                                                              --------
  TOTAL.....................................................  $165,000
                                                              ========

     The Westwood Group also incurs substantial indirect costs as a result of, among other things, the executive time expended to prepare and review these filings which the Westwood Group estimates to be approximately 250 hours per year. Since the Westwood Group has relatively few executive personnel, these indirect costs can be substantial and although there will be no direct monetary savings if the reverse stock split is effected, the time currently devoted to the public process could be devoted to other purposes such as sales, marketing and/or operational projects to further promote the Westwood Group's business.

     The estimates set forth above are only estimates. The actual savings that the Westwood Group may realize may be higher or lower than the estimates set forth above. In light of the current size and resources of the Westwood Group, the Board does not believe that such costs are justified; and therefore, the Board believes that it is in the best interests of the Westwood Group and its stockholders to eliminate the administrative and financing burden associated with being a public company.

     In addition to such fees and expenses, the recent enactment of the Sarbanes-Oxley Act of 2002 will result in the Westwood Group incurring additional expenses in order to comply with the various requirements thereunder. This new legislation requires the Westwood Group to increase the number of members its board of directors to ensure that it has independent directors necessary to establish the independent audit committee. It would be difficult for the Westwood Group to attract independent directors without obtaining director and officer liability insurance, which would be a significant additional expense. The overall executive time expended on the preparation and review of its public filings will likely significantly increase in order for the chief executive and chief financial officers of the Westwood Group to certify the financial statements in each of its public filings as required under the new law.

     In certain respects, moreover, registration under the 1934 Act, has resulted in the Westwood Group being at a competitive disadvantage with respect to its privately-held competitors. In the Board's view, the Westwood Group's competitors and opponents of greyhound racing generally have in the past used the information that the Westwood Group files under the 1934 Act to the detriment of the Westwood Group.

     The Westwood Group also has faced a number of obstacles over the course of the last several years which have adversely impacted overall stockholder value. Specifically, the Westwood Group continues to be negatively impacted by a strong Massachusetts state lottery, two Indian Casinos in Connecticut and slot machines at the Lincoln, Rhode Island greyhound track. The casinos and Rhode Island track are in close proximity to the Massachusetts border and therefore rely upon their ability to attract Massachusetts patrons. In addition, cruise ships offering casino gambling sailing from the cities of Lynn and Gloucester, Massachusetts also attract patrons away from the Wonderland racetrack. The Westwood Group is at a competitive disadvantage when compared with other New England greyhound racetracks in that it can offer only a very limited amount of simulcasting from thoroughbred racetracks.

     In August 2000, animal rights activists were able to obtain the necessary number of signatures in order to place a binding initiative petition to ban all wagering on greyhound racing within Massachusetts effective June 1, 2001 on the November 2000 Massachusetts ballot. If the initiative had passed, it would have prohibited both live and simulcast wagering at the Westwood Group's Wonderland racetrack facility, thus, in all likelihood, shutting down its principal business. The campaign to defeat the ballot initiative was conducted jointly with the dogtrack in Raynham, Massachusetts through a Ballot Question Committee established in accordance with the campaign finance laws of Massachusetts. Richard P. Dalton, the Westwood Group's President and Chief Executive Officer, served as the chairman of the committee. This initiative was narrowly defeated in the November 7, 2000 election. Despite the defeat of the initiative and the fact that under Massachusetts law, this ballot initiative cannot be placed on the state-wide ballot again until 2006, the animal rights activists remain active in their attempts to cause the Wonderland racetrack to be permanently closed. Moreover, the advertising campaign directed at banning greyhound racing continues to negatively affect the image of greyhound racing.

     During 2001, the Westwood Group and the owners of other area racetracks worked to enact legislation which would permit the Westwood Group and the other greyhound track to continue to provide simulcast broadcasting of thoroughbred racing on a more frequent basis, as well as providing for a decrease in the pari-mutuel taxes paid to the Commonwealth and that the funds available from the pari-mutuel tax decrease be made available for increases in purses and the Greyhound Capital Improvement and Promotional Trust Funds as well as the establishment of a Greyhound Adoption Fund and the implementation of an off-track betting system. On November 17, 2001, the "Act Providing for Improvements to the Horse and Greyhound Racing Industry in the Commonwealth and the Regulation Thereof" was signed into law by the acting governor of Massachusetts. Under this new statute, the Westwood Group and the other area racetracks are permitted to continue to provide simulcast broadcasting of thoroughbred racing to their patrons until December 2005. This legislation also provides that the Westwood Group is to pay premiums for the right to simulcast interstate thoroughbred and harness racing ranging from 3% to 7% for the benefit of the purse accounts at the Commonwealth's two commercial horse racetracks. In addition, to the extension and expansion of simulcast broadcasting, this statute provides for a "purse pool," which will be funded by taxes, fees and assessments with a minimum of $400,000 being credited to the purse accounts of each racetrack with any remaining portion being apportioned among the racetracks pursuant to a formula to be devised by the State Racing Commission. All unclaimed simulcast wagers collected at each racetrack are to be deposited with the Massachusetts State Racing Commission for payment to the purse account of the individual racetracks responsible for such unclaimed wagers. The Westwood Group also received a one-time grant of $300,035 from the Commonwealth for the purpose of funding capital improvements and repairs to its facility and equipment. Finally, the new statute authorizes account wagering at each of the individual racetracks and establishes a nine member special commission to study the feasibility of an off-track betting program in Massachusetts. Despite the enactment of this legislation and the initial potential for an increase in cash flow from such legislation, management does not believe that this new legislation has materially benefited the Westwood Group's overall racing operations since November 2001.

     Management has worked diligently over the past decade in attempting to convince the Governor and the Massachusetts state legislature of the need to allow the Commonwealth's commercial racetracks to offer their patrons expanded gaming opportunities. The Massachusetts state legislature took no action on gaming in the years 2000 and 2001, and no gaming legislation is anticipated in 2002. On October 3, 2002, the Governor of Massachusetts issued an executive order establishing a commission to study the potential expansion of legalized gaming in Massachusetts. This commission is to report its findings to the Governor by no later than December 31, 2002. The Westwood Group cannot predict the final recommendations of this commission and/or whether legislation expanding legalized gaming will ever be enacted or if enacted, will be on favorable terms.

     Faced with these obstacles, our Board of Directors determined that it would be in the stockholders' best interest to authorize a reverse stock split. The purpose of the reverse stock split is to terminate the equity interests in the Westwood Group of approximately 400 record holders of Common Stock and two record holders of Class B Common Stock that own fewer than 1,500 shares of Common Stock or Class B Common Stock, at a price determined to be fair by the Board of Directors in order to relieve the Westwood Group of the administrative burden and cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements of registration under the federal securities laws by deregistering its Common Stock, and to permit small stockholders to receive a fair price for their shares without having to pay brokerage commissions.

     The Westwood Group presently has approximately 429 stockholders of record, of which approximately 319 own 100 shares or less. In the aggregate, the shares held by these small holders comprise less than 1% of the outstanding capital stock. The administrative burden and cost to the Westwood Group of maintaining records in respect of these numerous small accounts and the associated cost of printing and mailing information to them is, in the Board's view, excessive given the Westwood Group's size. These expenditures result in no material benefit to the Westwood Group. The reverse stock split will enable the Westwood Group to eliminate much of this cost.

     If the reverse stock split is consummated, stockholders owning fewer than 1,500 shares of Common Stock or Class B Common Stock will no longer have any equity interest in the Westwood Group and will not participate in any future earnings of the Westwood Group or any increases in the value of the Westwood Group's assets or operations. Thus, only management, directors and remaining stockholders of the Westwood Group will benefit from any future increase in the Westwood Group's earnings. The stockholders that will continue to have a common equity interest in the Westwood Group after the reverse stock split will own a security, the liquidity of which will be restricted. The share price offered by the Westwood Group to record holders of less than 1,500 shares of Common Stock or Class B Common Stock was not determined in arms length negotiations or on the basis of over the counter trading of the Common Stock and therefore does not necessarily reflect an actual market value of the Common Stock. See "Recommendation of the Board of Directors; Fairness of the Reverse Stock Split" and "Fairness Opinion."

     The reverse stock split will (i) cause the Westwood Group to redeem shares held by approximately 400 holders of record of Common Stock, (ii) not eliminate record holders who hold 1,500 or more shares of Common Stock and Class B Common Stock, (iii) reduce the number of shares, on a pro-rata basis, held by the holders of record who hold 1,500 or more shares of Common Stock and Class B Common Stock, and (iv) change the percent of Common Stock held by the remaining stockholders to 100%.

     Assuming the completion of the reverse stock split and termination of the Westwood Group's public company status, the Westwood Group intends to initiate a tender offer in order to provide holders of Common Stock and Class B Common Stock (other than officers and directors of the Westwood Group) who do not receive a cash payment pursuant to the reverse stock split an opportunity to tender one share for a purchase price equal to the product of (i) 1,500 times
(ii) the $4.00 per share cash payment payable in connection with the reverse stock split.

ALTERNATIVES CONSIDERED

     In making the determination to proceed with the reverse stock split, the Board considered a number of other alternatives to take the company private. As discussed below, however, these other alternatives were ultimately rejected because the Board believed that the reverse stock split would be the simplest and most cost effective approach in which to achieve the purposes described above.

     One alternative that was considered was an issuer tender offer to repurchase shares of outstanding Common Stock. This alternative was dismissed because its results would be too unpredictable. Due to its voluntary nature, the Board could not be certain a sufficient number of stockholders would participate in a tender offer to reduce the holders of Common Stock to fewer than 300.

     A merger and/or sale of the Company was also determined not to be a viable option. The Westwood Group had not been approached by a suitable merger candidate nor did the Board believe that the value of the consideration that a potential acquirer would likely offer to the Westwood Group stockholders would reflect an appropriate return of their investment. Over the past three years, the Westwood Group had received some preliminary inquiries from third parties to purchase its real property, but these inquiries and discussions never resulted in substantive negotiations with a third party and/or entity into any type of purchase and sale agreement. In December 1999, an entity controlled by a stockholder then beneficially holding more than five percent (5%) of the Company's Common Stock made an unsolicited, non-binding offer to purchase the property located at 190 VFW Parkway, Revere, Massachusetts for an aggregate purchase price of $10,000,000, which was subsequently increased orally to $12,000,000. The offeror did not actively pursue the acquisition proposal with the Westwood Group beyond his initial inquiry. On August 16, 2000, the Westwood Group entered into a settlement agreement and mutual release with this offeror regarding his equity ownership. Pursuant to this arrangement, the offeror agreed to cancel certain stock options in the Company held by him, sell certain of his shares of common stock in the Company to a third party for $3.00 per share and release the Company and Charles Sarkis from certain alleged claims in consideration for $140,755 and the payment of his legal expenses.

BACKGROUND OF THE PROPOSED REVERSE STOCK SPLIT

     In November 2000, the Board of Directors directed management to begin a preliminary examination of the full range of strategic alternatives available to the Westwood Group in an effort to maximize stockholder value, including the advantages and disadvantages of no longer being a public company, particularly in light of the lack of a meaningful trading market for its Common Stock. Management, with the assistance of company counsel, developed an outline of various strategic alternatives available to the Westwood Group as well as the steps necessary to be taken to implement each such alternative, which would be discussed with the entire Board of Directors.

     On January 11, 2001, the Board of Directors met to review the financial outlook of the Westwood Group and to begin preliminary discussions of possible strategic alternatives. At this meeting, the Board of Directors discussed possible strategic alternatives available to the Westwood Group. The Westwood Group's counsel discussed the fiduciary obligations that the Board members had to be mindful of in considering the number of strategic alternatives. The Board then discussed the need to engage an investment banker to advise the Board of Directors on pursuing and analyzing strategic alternatives as well as eventually providing a fairness opinion with respect to the price per share payable to its record stockholders. Mr. Dalton stated that he had had conversations with investment banking firms to determine, among other factors, how much experience each investment banking firm had with valuing businesses of comparable size and nature to the Westwood Group and the approximate cost and timetable to advise and, if necessary, deliver a fairness opinion to, the Board of Directors. Based upon these discussions, Mr. Dalton recommended that the Board retain Alouette Capital, Inc. Alouette Capital and its principals have worked closely in the past with the members of the Westwood Group's Board of Directors on matters relating to the Westwood Group as well as advising the Westwood Group's Chairman, Charles Sarkis, with respect to matters relating to his other companies. In addition, Alouette Capital is experienced in these matters and has extensive knowledge of the Westwood Group's operation. The Board of Directors authorized the management of the Westwood Group to engage Alouette Capital to serve as the Westwood Group's financial advisor to advise the Board of Directors of strategic alternatives and, if necessary, to provide the Board of Directors with a fairness opinion. The terms of Alouette Capital's engagement were finalized in an engagement letter, dated as of January 11, 2001.

     In addition, at this meeting, the Board of Directors authorized management to engage an independent third party appraiser to conduct an appraisal of the Westwood Group's real estate as an initial step to assist the Board of Directors in determining the valuation of the Westwood Group.

     On February 13, 2001, the Board of Directors convened again to explore various strategic alternatives. At this meeting, management orally reported that the Westwood Group's real property located at 190 V.F.W. Parkway, Revere, Massachusetts was appraised by RM Bradley & Co., Inc. at $11,500,000. The Board of Directors discussed the fact that the Westwood Group was under a financial burden as a result of being a public corporation, and that the SEC required disclosure of financial and other matters placed the Westwood Group at a disadvantage with respect to its privately-owned competitors. Consequently, the Board determined that it was prudent to consider taking the company private. In the course of this meeting, the Board discussed various means by which to take the company private, and after much discussion tentatively concluded that a reverse stock split was the most feasible and cost-effective method because its outcome was certain and expenses incurred by the Westwood Group would be moderate. See "Reasons For and Purpose of the Reverse Stock Split" and "Alternatives Considered."

     At a meeting held on May 2, 2001, the Board of Directors further discussed implementing a reverse stock split combining shares of outstanding Common Stock and Class B Common Stock at a ratio of 1,500 to 1 as a means of going private, subject to receipt by the Westwood Group of a written opinion by Alouette Capital with respect to the fairness of the price to be paid per share to the record holders from a financial point of view. In addition, the Board of Directors also discussed that once a reverse stock split was completed, it would then conduct a tender offer in order to provide the remaining holders of Common Stock and Class B Common Stock (other than officers and directors) with an opportunity to receive a cash payment for one resulting share of either Common Stock or Class B Common Stock.

     Subsequent to the May 11th meeting, the Board of Directors postponed any further action relating to a potential going private transaction in order to allow management to focus its time and energy to lobby and work with the Massachusetts state legislature to ensure the extension of the legislation permitting the simulcast broadcasting of thoroughbred races at the Company's Wonderland racetrack. The Board believed that it was prudent to wait to proceed with the going private transaction until final passage of this legislation because proceeding with a going private transaction concurrently with its efforts to lobby for the passage of the legislation might hamper the effectiveness of such lobbying efforts. The simulcast legislation was enacted on November 17, 2001. See, "Reasons for Purpose of the Reverse Stock Split."

     Subsequent to the passage of the new simulcast legislation, the Board of Directors determined that it was in the stockholders' best interest to focus on its operations in light of this new legislation rather than proceeding with a going private transaction in the hope that this legislation would possibly enhance the overall value of the company. In addition, during the first half of 2002, management spent considerable time on negotiating the refinancing of its credit facility. These negotiations resulted in the consummation of a new $6,500,000 credit facility with Boston Federal Savings Bank in September of 2002.

     In the course of the first nine months of 2002, management did not observe a significant financial impact on its overall racing operation from the passage of the new simulcast legislation, and, consequently, in the Board's opinion, this statute had little to no positive impact on shareholder value. Accordingly, in September of 2002, the Board of Directors determined that it continued to be in the best interest of its stockholders to proceed with the going private transaction. In addition, the Westwood Group was in a better financial position to move forward with a going private transaction at this time because under the terms of its new credit facility funds were specifically available to repurchase shares of its capital stock held by its unaffiliated stockholders in such a transaction.

     On September 17, 2002, the Board of Directors again met to discuss proceeding with the proposed reverse stock split. The Board again discussed how the burdens and expenses of being a public company greatly outweighed any positive aspects, and that the Westwood Group could not continue to be a public company for any additional significant period of time. The members of the Board also agreed that there was no indication from the Massachusetts state legislature that gaming legislation would be passed anytime in the near future. Consequently, it was determined that in the best interest of all stockholders to proceed with the reverse stock split. At this meeting, Alouette Capital discussed the various means of determining a per share price for the Westwood Group to repurchase its stock in connection with the reverse stock split. Alouette Capital discussed various methodologies available to the Board to use in order to value the Westwood Group for purposes of placing a value on its stock in connection with a going-private transaction such as (i) applying multiples of publicly traded companies having certain similar historical and operating characteristics to the Westwood Group's financial results, (ii) evaluating its assets and liabilities on a liquidation basis or (iii) using a discounted cash flow analysis. The Board was also presented with an appraisal conducted by RM Bradley & Co., Inc. for the company's real property that was performed in connection with refinancing of its mortgaged debt. This appraisal appraised the real property at $13,650,000, an increase of $2,150,000 from the appraisal performed in 2001. After much discussion about the current state of the Company and based upon the recent appraisal and the advice from Alouette Capital, the Board unanimously approved the 1,500-for-1 reverse stock split with a per share purchase price equal to $4.00. The Board determined, in part on its reliance on the Alouette Capital's fairness opinion, that the $4.00 per share price was fair to its stockholders from a financial point of view. The Board also unanimously approved that once a reverse stock split was completed, it would then conduct a tender offer in order to provide the remaining holders of Common Stock and Class B Common Stock (other than officers and directors) with an opportunity to receive a cash payment for one share of either Common Stock or Class B Common Stock. The Board directed management to proceed to seek stockholder approval of the reverse stock split.

THE EFFECTS OF THE REVERSE STOCK SPLIT

     The reverse stock split will reduce the number of record stockholders from approximately 429 to approximately 29. Termination of registration of the Common Stock under the 1934 Act would substantially reduce the information required to be furnished by the Westwood Group to its stockholders and to the Commission and would make provisions of the 1934 Act, such as the short-swing profit recovery provisions of Section 16(b) of the 1934 Act in connection with stockholders meetings and the related requirement of an annual report to stockholders, no longer applicable. Accordingly, for a total expenditure by the Westwood Group of approximately $536,000, the Westwood Group will eliminate the estimated cost and expense of being a public company of approximately $165,000 on an annual basis. The Westwood Group intends to apply for termination as soon as practicable following completion of the reverse stock split.

POTENTIAL DETRIMENTS OF THE REVERSE STOCK SPLIT TO STOCKHOLDERS; ACCRETION IN OWNERSHIP AND CONTROL OF CERTAIN STOCKHOLDERS

     Stockholders owning fewer than 1,500 shares of Common Stock and Class B Common Stock immediately prior to the effective time of the reverse stock split will, after the reverse stock split takes place, no longer have any equity interest in the Westwood Group and therefore will not participate in its future potential earnings or growth. It is expected that all but 30 stockholders will be cashed out in the reverse stock split. It will not be possible for cashed out stockholders to re-acquire an equity interest in the Westwood Group unless they purchase an interest from the remaining stockholders.

     Potential detriments to the Westwood Group stockholders who remain as stockholders if the reverse stock split is effected includes decreased access to information and decreased liquidity. If the reverse stock split is effected, the Westwood Group intends to terminate the registration of its Common Stock under the 1934 Act. As a result of the termination, the Westwood Group will no longer be subject to the periodic reporting requirements and the proxy rules of the 1934 Act. Assuming the completion of the reverse stock split and termination of the Westwood Group's public company status, the Westwood Group intends to initiate a tender offer as previously described.

FINANCIAL EFFECT OF THE REVERSE STOCK SPLIT

     The reverse stock split and the use of approximately $536,000 cash to complete the reverse stock split, which includes legal costs and other expenses related to the transaction are not expected to have any material effect on the Westwood Group's capitalization, liquidity, results of operations or cash flow. The payments to record holders of fewer than 1,500 shares of Common Stock or Class B Common Stock will be made from funds designated under the Westwood Group's credit facility with Boston Federal Savings Bank for this purpose, with any remaining portion to be paid out of working capital.

PRO FORMA FINANCIAL INFORMATION

     The following pro forma financial information presents the effect on the Westwood Group's historical financial position of the reverse stock split and the cash payment of $336,100 to record holders of less than 1,500 shares attributable to the reverse stock split. The unaudited condensed pro forma consolidated balance sheet as of June 30, 2002 reflects the transaction as if it occurred on the balance sheet date. The unaudited condensed pro forma consolidated statements of income for the year ended December 31, 2001 and the six months ended June 30, 2002 reflect the transaction as if it occurred at the beginning of each of the periods presented.

     The unaudited condensed pro forma consolidated balance sheet is not necessarily indicative of what the Westwood Group's financial position would have been if the reverse stock split had been effected on the date indicated, or will be in the future. The information shown on the unaudited condensed pro forma consolidated statements of income is not necessarily indicative of the results of operations.

                   THE WESTWOOD GROUP, INC. AND SUBSIDIARIES

                         UNAUDITED CONDENSED PRO FORMA
                           CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2002

                                                                       PRO FORMA
                                                         HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                         ----------   -----------     ----------
                                             ASSETS
CURRENT:                                                               $(336,100)(a)
Cash and cash equivalents..............................  $   72,680      336,100(c)   $   72,680
Restricted cash........................................     510,425                      510,425
Escrowed Cash..........................................     165,990                      165,990
Prepaid expenses and other current assets..............     350,638                      350,638
Notes receivable from officers -- current..............     525,442                      525,442
                                                         ----------    ---------      ----------
     Total current assets..............................   1,625,175                    1,625,175
PROPERTY AND EQUIPMENT, NET............................   5,000,773                    5,000,773
NOTES RECEIVABLE FROM OFFICERS -- LONG-TERM............     681,621                      681,621
OTHER ASSETS, net of amortization of $139,647..........      55,599      133,800(d)      189,399
                                                         ----------    ---------      ----------
     Total assets......................................  $7,363,168    $ 133,800      $7,496,968
                                                         ==========    =========      ==========
                            LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES:
Note payable...........................................  $  165,792       14,000(e)   $  165,792
Accounts payable and accrued liabilities...............   1,239,171      (97,000)(b)   1,289,971
Other liabilities......................................   1,016,191      133,800(d)    1,016,191
Outstanding pari-mutuel tickets........................     519,219                      519,219
Current maturities of long-term debt...................     340,249                      340,249
                                                         ----------    ---------      ----------
     Total current liabilities.........................   3,280,622       50,800       3,331,422
LONG-TERM DEBT, less current maturities................   3,598,038      336,100(c)    3,934,138
  OTHER LONG-TERM LIABILITIES..........................     809,237                      809,237
                                                         ----------    ---------      ----------
     Total liabilities.................................   7,687,897      386,900       8,074,797
                                                         ----------    ---------      ----------
STOCKHOLDERS' DEFICIENCY:
  Common stock, $.01 par value; authorized 3,000,000
     shares; 1,944,409 and 1,296 shares issued.........      19,444      (19,431)(a)          13
  Class B common stock, $.01 par value, authorized
     1,000,000 shares; 912,615 and 608 shares issued...       9,126       (9,120)(a)           6
Additional paid-in capital.............................  13,379,275       28,551(a)   13,407,826
Accumulated deficit....................................  (5,512,941)      83,000(b)   (5,429,941)
Other comprehensive loss...............................    (254,851)                    (254,851)
Treasury stock, at cost 1,593,799 and 1,118............  (7,964,782)    (336,100)(a)  (8,300,882)
                                                         ----------    ---------      ----------
     Total stockholders' deficiency....................    (324,729)    (253,100)       (577,829)
                                                         ----------    ---------      ----------
     Total liabilities and stockholders' deficiency....  $7,363,168    $ 133,800      $7,496,968
                                                         ==========    =========      ==========

    See accompanying notes to the unaudited condensed pro forma consolidated financial statements.

                   THE WESTWOOD GROUP, INC. AND SUBSIDIARIES

                         UNAUDITED CONDENSED PRO FORMA
                        CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2001

                                                                     PRO FORMA
                                                      HISTORICAL    ADJUSTMENTS      PRO FORMA
                                                      -----------   -----------     -----------
OPERATING REVENUES:
Pari-mutuel commissions.............................  $13,496,411   $               $13,496,411
Admissions..........................................    1,490,150                     1,490,150
Other...............................................    1,996,224                     1,996,224
                                                      -----------   -----------     -----------
Total operating revenues............................   16,982,785                    16,982,785
                                                      -----------   -----------     -----------
OPERATING EXPENSES:
  Wages, taxes and benefits.........................    6,394,118                     6,394,118
  Purses............................................    3,807,916                     3,807,916
  Cost of food and beverage.........................      437,421                       437,421
  Administrative and operating......................    5,208,220      (329,000)(b)   4,879,220
  Depreciation and amortization.....................      535,633                       535,633
                                                      -----------   -----------     -----------
Total operating expenses............................   16,383,308      (329,000)     16,054,308
                                                      -----------   -----------     -----------
INCOME FROM CONTINUING OPERATIONS...................      599,477       329,000         928,477
                                                      -----------   -----------     -----------
OTHER INCOME (EXPENSE):
  Interest expense, net.............................     (514,632)      (28,000)(e)    (542,632)
  Other expense, net................................      (20,459)                      (20,459)
  Change in accounting estimates....................    1,058,007                     1,058,007
                                                      -----------   -----------     -----------
  Total other income, net...........................      522,916       (28,000)        494,916
                                                      -----------   -----------     -----------
  Income from continuing operations before income
     taxes..........................................    1,122,393       301,000       1,423,393
PROVISION FOR INCOME TAXES..........................       46,386        12,500(b)       58,886
                                                      -----------   -----------     -----------
INCOME FROM CONTINUING OPERATIONS...................  $ 1,076,007   $   288,500     $ 1,364,507
                                                      -----------   -----------     -----------
BASIC AND DILUTED PER SHARE DATA:
  Income from continuing operations.................  $      0.85                   $  1,736.01
Shares used in computing income per share...........    1,263,225    (1,262,439)            786
                                                      ===========   ===========     ===========
RATIO OF EARNINGS TO FIXED CHARGES..................         2.69                          3.06
                                                      ===========   ===========     ===========

    See accompanying notes to the unaudited condensed pro forma consolidated financial statements.

                   THE WESTWOOD GROUP, INC. AND SUBSIDIARIES

                         UNAUDITED CONDENSED PRO FORMA
                        CONSOLIDATED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 2002

                                                                      PRO FORMA
                                                        HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                        ----------   -----------     ----------
OPERATING REVENUES:
Pari-mutuel commissions...............................  $6,718,299   $               $6,718,299
Admissions............................................      88,654                       88,654
Other.................................................   1,432,798                    1,432,798
                                                        ----------   -----------     ----------
Total operating revenues..............................   8,239,751                    8,239,751
                                                        ----------   -----------     ----------
OPERATING EXPENSES:
  Wages, taxes and benefits...........................   3,057,149                    3,057,149
  Purses..............................................   1,756,092                    1,756,092
  Cost of food and beverage...........................     282,115                      282,115
  Administrative and operating........................   2,488,401       (97,000)(b)  2,391,401
  Depreciation and amortization.......................     289,293                      289,293
                                                        ----------   -----------     ----------
Total operating expenses..............................   7,873,050       (97,000)     7,776,050
                                                        ----------   -----------     ----------
INCOME FROM OPERATIONS................................     366,701        97,000        463,701
                                                        ----------   -----------     ----------
OTHER EXPENSE:
  Interest expense, net...............................     227,208        14,000(e)     241,208
  Other expense, net..................................      31,344                       31,344
                                                        ----------   -----------     ----------
     Total other expense, net.........................     258,552        14,000        272,552
                                                        ----------   -----------     ----------
Income before provision for income taxes..............     108,149        83,000        191,149
PROVISION FOR INCOME TAXES............................      27,445                       27,445
                                                        ----------   -----------     ----------
NET INCOME............................................  $   80,704   $    83,000     $  163,704
                                                        ----------   -----------     ----------
BASIC AND DILUTED PER SHARE DATA:
  Net income..........................................  $     0.06                   $   208.27
Shares used in computing income per share.............   1,263,225    (1,262,439)           786
                                                        ==========   ===========     ==========
RATIO OF EARNINGS TO FIXED CHARGES....................        1.35                         1.60
                                                        ==========   ===========     ==========

    See accompanying notes to the unaudited condensed pro forma consolidated financial statements.

            NOTES TO THE UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

     The accompanying unaudited condensed pro forma consolidated financial statements (the "pro forma financial statements") and related notes are unaudited. In the opinion of management, the pro forma financial statements include all adjustments necessary for a fair presentation of the Westwood Group's financial position and results of operations for the periods presented. These financial statements should be read in conjunction with the audited financial statements and accompanying notes included in the Company's 2001 Form 10-K as filed with the Securities and Exchange Commission.

     In accordance with the rules and regulations of the Securities and Exchange Commission, unaudited financial statements may omit or condense certain information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, the Westwood Group believes that the notes to the financial statements contain disclosures adequate to make the information presented not misleading.

     The pro forma financial statements are prepared in conformity with generally accepted accounting principles which require management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

     The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the Westwood Group.

2.  PRO FORMA ADJUSTMENTS

     The following pro forma adjustments have been made to the historical financial statements of the Westwood Group based upon assumptions made by management for the purpose of preparing the unaudited Pro Forma Statements of income and the Pro Forma Balance Sheet.

          a) To record the effects of the reverse stock split and payment for the purchase of 84,025 shares at $4.00 per share.

          b) To record the cost savings resulting from not being a public company.

          c) To record borrowings under the Westwood Group's credit facility to finance the transaction.

          d) To record deferred debt issuance costs.

          e) To record interest on borrowings used to finance the transaction and amortize deferred debt expense.

3.  DISCONTINUED OPERATIONS

     The historical results of operations for the year ended December 31, 2001 present income from continuing operations, and accordingly do not reflect a gain of $351,000 from the discontinued harness racing subsidiary.

     The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying footnotes of The Westwood Group, which are incorporated by reference into this proxy statement. See "Incorporation of Certain Documents by Reference." The pro forma changes indicated above are in accordance with paragraph 12 of Accounting Principles Board Opinion No. 6.

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE REVERSE STOCK SPLIT

     The Board believes that the reverse stock split, taken as a whole, is fair to, and in the best interests of, the stockholders of the Westwood Group. The Board also believes that the process by which the transaction is to be approved is fair. The Board recommends that the stockholders vote for approval and adoption of the amendment and the payment of cash to record holders of fewer than 1,500 shares of Common Stock or Class B Common Stock as described above. Each member of the Board and each officer of the Westwood Group who owns shares of Common Stock or Class B Common Stock has advised the Westwood Group that he intends to vote his shares in favor of the reverse stock split.

     The Board of Directors unanimously approved the reverse stock split and recommends the reverse stock split to the Westwood Group's stockholders for approval. In determining the cash consideration to be paid to record holders of fewer than 1,500 shares of Common Stock or Class B Common Stock, the Board of Directors reviewed and considered: (1) the lack of a trading market for the Westwood Group's shares; (2) the valuation advice and fairness opinion of Alouette Capital; (3) the current market price of the Common Stock and the lack of liquidity thereof; (4) historical market prices of the Common Stock over the last two years; (5) the purchase prices paid in the most recent public transactions in the Common Stock; (6) the lack of dividends declared or paid on the Common Stock and the restriction on payment of dividends in light of the Class B Common Stock; (7) the opportunity presented by the reverse stock split for the record holders owning fewer than 1,500 shares of Common Stock and/or Class B Common Stock to liquidate their holdings without incurring brokerage costs, particularly given the relatively illiquid market of the Common Stock;
(8) the future cost savings that will inure to the benefit of the Westwood Group and its continuing stockholders as a result of the Westwood Group deregistering its Common Stock under the 1934 Act; (9) the competitive disadvantage the Westwood Group suffers from being required to disclose information that its competitors do not disclose in that, to its knowledge, most of the Westwood Group's competitors are privately held; and (10) appraisal reports prepared by RM Bradley & Co., Inc., dated as of January 21, 2001 and July 25, 2002, respectively. The Board of Directors did not assign any specific weight to these factors, however in their considerations individual members of the Board of Directors may have given differing weights to different factors.

FAIRNESS OPINION OF ALOUETTE CAPITAL

     Pursuant to an engagement letter, dated as of January 11, 2001, the Board engaged Alouette Capital to act as its independent financial advisor in connection with the consideration by the Westwood Group of various strategic and financial alternatives available to it to maximize stockholder value. Alouette Capital is a Boston-based investment bank whose corporate finance activities are focused on small to middle-market companies and it regularly engages in the valuation of businesses and their securities. Alouette Capital provides a full range of financial advisory services to its clients, ranging from merger and acquisition services, private placements, restructuring engagements, and other advisory services. After interviewing other investment banking firms, the Board selected Alouette Capital as its independent financial advisor on the basis of its experience and expertise in transactions of this nature, its reputation and experience in the investment community, and its historical investment banking relationship with the Westwood Group and Charles F. Sarkis.

     Alouette Capital has previously provided services to the Westwood Group. In September of 1999, Alouette Capital provided a fairness opinion to the Westwood Group in connection with the sale by the Westwood Group of common stock of the Back Bay Restaurant Group, Inc. to Charles F. Sarkis and a repurchase of common stock by the Back Bay Restaurant Group, Inc. In connection with those services, Alouette Capital received $100,000. Alouette Capital also provided brokerage and advisory services to the Westwood Group in connection with the recent refinancing of its credit facility for which it received fees in the amount of $133,750. In addition, Alouette Capital advises Charles F. Sarkis with respect to matters relating to his other companies from time to time.

     In connection with the consideration by the Board of the merits of the reverse stock split, Alouette Capital was asked under the terms of its engagement letter to perform various financial analyses and deliver to the Board its fairness opinion of the $4.00 per share price based on such analyses. At the September 17, 2002 meeting of the Board, Alouette Capital delivered its oral opinion, and subsequently confirmed in writing as of such date, that the $4.00 per share price to be paid in connection with the reverse stock split is fair from a financial point of view to the Westwood Group and its stockholders.

     THE FULL TEXT OF THE ALOUETTE CAPITAL OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY ALOUETTE CAPITAL, IS ATTACHED HERETO AS EXHIBIT B AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT. THE FOLLOWING SUMMARY OF THE ALOUETTE CAPITAL OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE ALOUETTE CAPITAL OPINION. THE ALOUETTE CAPITAL OPINION IS ADDRESSED TO THE BOARD ONLY AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF THE WESTWOOD GROUP AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

     Under the terms of its engagement letter, the Westwood Group paid Alouette Capital an advisory fee of $100,000 upon the delivery by Alouette Capital of its opinion to the Board of Directors. In addition, the engagement letter between the Westwood Group and Alouette Capital provides that the Westwood Group will reimburse Alouette Capital for certain of its out-of-pocket expenses and will indemnify Alouette Capital, and its officers, directors and employees against liabilities arising out of its engagement, absent bad faith or gross negligence on the part of Alouette Capital.

     In arriving at its opinion, Alouette Capital among other things: (1) reviewed publicly available historical financial and operating data concerning the Westwood Group including the Annual Reports to Stockholders and Annual Reports on Form 10-K for the previous five years ended December 31, 2001 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002; (2) interviewed certain members of senior management of the Westwood Group to discuss the prospects for the Westwood Group's business; (3) reviewed certain information of the Westwood Group, including financial projections relating to the business, earnings, cash flow, assets and prospects of the Westwood Group prepared by the management of the Westwood Group; (4) reviewed publicly available financial operating and stock market data of selected companies having certain financial characteristics similar to those of Westwood, including growth of revenues, consistency of operating income, operating margins and levels of debt; (5) reviewed the historical market prices and trading volumes of the Westwood Group's Common Stock; (6) reviewed the relationship between the shares' historical market prices and its reported earnings per share data; (7) reviewed an appraisal commissioned by the Westwood Group from RM Bradley & Co., Inc., valuing the real property located at 190 V.F.W. Parkway in Revere, Massachusetts; (8) reviewed an appraisal commissioned by Boston Federal Savings Bank from RM Bradley & Co., Inc., valuing this same real property in connection with the September 2002 refinancing of the Westwood Group credit facility; (9) evaluated the Westwood Group's assets and liabilities on a liquidated basis; and (10) reviewed and conducted other financial studies, analyses and investigations as Alouette Capital deemed appropriate.

     No limitations were imposed by the Westwood Group or the Board of Directors on the scope of the Alouette Capital investigation or the procedures to be followed by Alouette Capital in rendering the Alouette Capital opinion, except that Alouette Capital was not authorized to solicit, and did not solicit, any indications of interest from any third party with respect to a purchase of all or a part of the Westwood Group's business or of its Common Stock and/or Class B Common Stock. In arriving at its opinion, Alouette Capital assumed and relied upon the accuracy and completeness of the financial information provided by the Westwood Group and other information used by Alouette Capital without assuming any responsibility for independent verification of this information and further relied upon the assurances of management of the Westwood Group that they were not aware of any facts that would make the information provided by the Westwood Group inaccurate or misleading. With respect to the financial projections of the Westwood Group, Alouette Capital assumed that these projections were prepared in good faith on a basis reflecting the then best currently available estimates and judgements of the management of the Westwood Group as to the future financial performance of the Westwood Group. In arriving at its opinion, Alouette Capital conducted a limited physical inspection of the properties and facilities of the Westwood Group. The Alouette Capital opinion was necessarily based upon economic, financial, market and other conditions as they existed on, and could be evaluated as of the date of its opinion. In rendering its opinion, Alouette Capital did not give any material weight to the book value of Westwood's Common Stock. Based upon the Westwood Group's balance sheet as of June 30, 2002, the net worth of the Westwood Group was negative and the book value per share would not represent a positive value. Alouette Capital disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to its attention after the date of its opinion.

     Set forth below is a brief summary of the selected analyses that Alouette Capital presented to the Board at the September 17, 2002 meeting. Alouette Capital considered three methods to evaluate the fair market value of the shares. These methods include (i) the capitalization of free cash flow of the Westwood Group, (ii) the earnings and multiple comparisons to a group of selected publicly traded companies having certain similar financial characteristics to those of the Westwood Group, and (iii) an evaluation of the assets and liabilities of the Westwood Group on a liquidated basis.

     Capitalization of Free Cash Flow Analysis. A capitalization of free cash flow analysis was employed by Alouette Capital to establish an implied per share valuation for the shares. This analysis separates and ascribes value only to the cash flow available to service financing activities, including the possible distribution of dividends to stockholders. Cash that is generated but used to sustain the business (such as increases in working capital expenditures) creates no incremental value to the stockholders. The Westwood Group's free cash flow is then capitalized at the firm's weighted average cost of capital. The weighted average cost of capital can be described as the average price a company must pay to attract both debt and equity to properly capitalize the firm's growth. It is this free cash flow that, when capitalized at an appropriate weighted average cost of capital, and after subtracting claims by debt holders and others, represents the economic value of a firm to its stockholders. This approach resulted in an implied per share valuation of $3.30.

     Publicly Traded Comparable Group of Companies Analysis. In Alouette Capital's opinion, there are no public companies which, as a meaningful part of their business, are in the greyhound racing and/or simulcasting business utilizing a pari-mutual wagering system. However, due to the lack of trading history in the Westwood Group's Common Stock, a comparison with a publicly traded comparable group was desirable. A comparable company analysis was undertaken by Alouette Capital to establish implied ranges for the per share valuation for the shares. Alouette Capital analyzed publicly available historical and projected financial results, including multiples of enterprise value to (i) revenues, (ii) earnings before interest and taxes ("EBIT"), (iii) earnings before interest and taxes and depreciation and amortization ("EBITDA") and (iv) net earnings. Alouette Capital examined the financial results and market multiplies of a group of sixteen (16) publicly traded companies, which consisted of selected companies having certain financial characteristics similar to those of the Westwood Group including gross revenues of less than $100,000,000 for the last twelve months; a growth rate in revenues of not more than 5% or less than -5% for the past 12 months or on a compounded basis for the last five years; positive EBIT margins (as a percentage of revenues) not in excess of 10.0% over the past 12 months; and levels of debt not in excess of 5x EBITDA as of the date of each company's most recently publicly filed financial statements. All of the trading multiples of the companies in the comparable group were based on closing stock prices on September 13, 2002. The comparable group was found to have multiples of enterprise value to revenues ranging from ..08x to .76x, enterprise value to trailing twelve month EBIT ranging from 5.33x to 22.51x, marked price to EBITDA ranging from 2.10x to 7.43x, and market price to the trailing twelve month net earnings ranging from (23.60)x to 51.93x.

     In addition, the comparable group was found to have weighted average multiples of .37x enterprise value to revenues, 8.84x enterprise value to trailing twelve months EBIT, 4.79x enterprise value to trailing twelve months EBITDA, and 12.40x market price to trailing twelve month net earnings ratios. Applying these multiples to the Westwood Group's historical and projected operating results resulted in an implied valuation range for the shares of $1.77 to $3.46 per share before any discount for the lack of liquidity in the Common Stock of the Westwood Group.

     None of the public companies utilized in the above analysis for comparative purposes is, of course, identical or directly comparable to the Westwood Group since none are in the greyhound racing business utilizing a pari-mutual wagering system. Accordingly, a complete analysis of the results of the above calculations cannot be limited to a quantitative review of these results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies in the comparable group and other factors that could affect the public trading value of the companies in the comparable group as well as that of the Westwood Group.

     Asset Based Analysis. The asset-based approach to valuation derives a firm's value through an estimate of value to equity stockholders following a hypothetical orderly liquidation of the Westwood Group's assets and the satisfaction of the Westwood Group's obligations to its debtors. This analysis took into account both the $13,650,000 appraisal of the real property done in connection with the refinancing as well as the appraisal conducted in 2001 that appraised the real property at $11,500,000. This approach resulted in an implied per share valuation range of $3.10 to $3.99.

     The preparation of an opinion as to the fairness of the consideration, from a financial point of view, involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, the opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Alouette Capital did not attribute any particular weight to the analyses or factors considered by it, but rather made qualitative judgments as to the significance and relevancy of each analysis and factor. Accordingly, Alouette Capital believes that its analyses must be considered as a whole and that considering any portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Alouette Capital opinion. In its analyses, Alouette Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Westwood Group's control. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Additionally, analyses relating to the value of business do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

     Based on the evidence presented above and the analysis conducted, Alouette Capital determined that the proposed $4.00 per share price to be paid in connection with the reverse stock split would be fair to the Westwood Group and its stockholders from a financial perspective.

CONDUCT OF THE WESTWOOD GROUP'S BUSINESS AFTER THE REVERSE STOCK SPLIT

     The Westwood Group expects its business and operations to continue as they are currently being conducted and, except as disclosed below, the reverse stock split is not anticipated to have any effect upon the conduct of the business. If the reverse stock split is consummated, all persons beneficially owning fewer than 1,500 shares of Common Stock or Class B Common Stock at the effective time of the reverse stock split will no longer have any equity interest in, and will not be stockholders of, the Westwood Group and therefore will not participate in its future potential or earnings and growth.

     If the reverse stock split is effected, the Westwood Group believes that, based on the Westwood Group's stockholder records, approximately 29 stockholders will remain as holders of Common Stock, beneficially owning 100% of the outstanding Common Stock, and fewer than nine will remain as holders of Class B Common Stock, beneficially owning 100% of the outstanding Class B Common Stock. These individuals, who now own approximately 95% of the fully diluted Common Stock, will own approximately 100% of the fully-diluted Common Stock after the reverse stock split. See "Security Ownership of certain Beneficial Owners and Management." If the reverse stock split is effected, members of the Board and executive officers of the Westwood Group will own approximately 46% of the Common Stock and 88% of the Class B Common Stock.

     The Westwood Group plans, as a result of the reverse stock split, to become a privately held company. The registration of the Common Stock under the 1934 Act will be terminated. In addition, because the Common Stock will no longer be publicly held, the Westwood Group will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the 1934 Act, and its officers and directors and stockholders owning more than 10% of the Common Stock will be relieved of the stock ownership reporting requirements and "short swing" trading restrictions under Section 16 of the 1934 Act. Further, the Westwood Group will no longer be subject to the periodic reporting requirements of the 1934 Act and will cease filing information with the Commission. Among other things, the effect of this change will be a savings to the Westwood Group in not having to comply with the requirements of the 1934 Act.

     As stated throughout this proxy statement, the Westwood Group believes that there are significant advantages in effecting the reverse stock split and "going private" and the Westwood Group plans to avail itself of any opportunities it has as a private company, including, but not limited to, making itself a more viable candidate with respect to a merger or acquisition transaction with any one of its competitors or entering into some type of joint venture or other arrangement. Although management does not presently have an interest in any transaction nor is management currently in negotiations with respect to any transaction, there is always a possibility that the Westwood Group may enter into an arrangement in the future and the remaining stockholders of the Westwood Group may receive payment for their shares in any transaction in excess of $4.00.

     If the reverse stock split is completed and the Westwood Group terminates its public company status, the Westwood Group will promptly initiate a tender offer for shares of the Westwood Group's Common Stock and Class B Common Stock. The tender offer price per share will be at the same $4.00 price per share received by the stockholders of the Westwood Group in the reverse stock split. Due to the Westwood Group's limited liquidity, the amount of Common Stock or Class B Common Stock that any one stockholder would be permitted to tender will be limited to one share in return for a cash payment equal to the product of (i) 1,500 times (ii) the $4.00 per share cash payment to be made in connection with the reverse stock split. This ceiling would be the highest payment received by any one stockholder as a result of the consummation of the reverse stock split. The purpose of the tender offer is to provide some cash consideration to stockholders of Common Stock and Class B Common Stock who will not receive a cash payment in connection with the reverse stock split.

     Other than as described in this proxy statement, neither the Westwood Group nor its management has any current plans or proposals to effect any extraordinary corporate transaction; such as a merger, reorganization or liquidation; to sell or transfer any material amount of its assets; to change its Board of Directors or management; to change materially its indebtedness or capitalization; or otherwise to effect any material change in its corporate structure or business.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated U.S. federal income tax consequences of the reverse stock split. This summary is provided for general information only, is not intended as tax advice to any person, and is not a comprehensive description of all of the tax consequences that may be relevant to holders of the Westwood Group's Common Stock and Class B Common Stock. For example, it does not address special rules applicable to certain persons such as stockholders who are subject to the alternative minimum tax under the provisions of the Internal Revenue Code; nor does the discussion address any consequences arising under the laws of any state, locality or foreign jurisdiction.

     The following summary is based upon the Internal Revenue Code of 1986, as amended, and the final and temporary Treasury Regulations promulgated under it, published administrative positions of the Internal Revenue Service, and reported judicial decisions, all as now existing and currently applicable, and any or all of which could be changed, possibly on a retroactive basis, at any time.

     Each stockholder of the Westwood Group holding of record prior to the reverse stock split only shares of Common Stock or of Class B Common Stock and who ceases to hold, either directly or indirectly, any such shares of the Westwood Group after the reverse stock split will recognize gain or loss for federal income tax purposes measured by the difference, if any, between the cash received by the stockholder in the reverse stock split and the stockholder's basis in the shares surrendered in the reverse stock split. This gain or loss will be capital gain or loss for U.S. federal income tax purposes if the shares were held as a capital asset and will be long-term if the stockholder's holding period in the shares is more than one year at the time of the reverse stock split.

     Each stockholder who receives Common Stock, Class B Common Stock or both of the Westwood Group incident to the reverse stock split, but no cash, will not recognize any gain or loss for federal income tax purposes.

     The holding period of the Common or Class B Common shares of the Westwood Group received by a stockholder incident to the reverse stock split will include the holding period of the Common or Class B Common, as the case may be, shares surrendered therefor. In general, the aggregate tax basis of the Common or Class B Common shares of the Westwood Group received by a stockholder incident to the reverse stock split will equal the aggregate tax basis of the Common or Class B Common, as the case may be, shares surrendered therefor.

     Each stockholder who is to receive cash in the reverse stock split will be required to furnish the stockholder's social security number or taxpayer identification number. Failure to provide this information may result in backup withholding.

     EACH STOCKHOLDER IS URGED TO CONSULT WITH THE STOCKHOLDER'S OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THE STOCKHOLDER'S OWN PARTICULAR CIRCUMSTANCES.

FINANCING OF THE REVERSE STOCK SPLIT

     The Board estimates that the total cost to the Westwood Group of the reverse stock split for payment of the fractional share interests and the estimated transactional fees and expenses will be approximately $536,000. The Westwood Group intends to finance the reverse stock split with funds available under its credit facility with Boston Federal Savings Bank.

COSTS OF THE REVERSE STOCK SPLIT

     The following is an estimate of the costs incurred or expected to be incurred by the Westwood Group in connection with the reverse stock split. Amounts shown below exclude the cost of paying for fractional shares after the reverse stock split is effected. Final costs of the transaction may be more or less than the estimates shown below. The Westwood Group will be responsible for paying these costs.

Legal Fees..................................................  $ 25,000
Transfer and exchange agent fees............................    15,000
Fees for fairness opinion...................................   100,000
Printing and mailing costs..................................    25,000
Commission filing fees......................................        30
Accounting fees.............................................    12,000
Miscellaneous...............................................    22,870
                                                              --------
Total.......................................................  $199,900
                                                              ========

                                  THE COMPANY

     The Westwood Group, Inc. was incorporated in Delaware in 1984 as the successor to racing and restaurant operations which commenced in 1935 and 1968, respectively. The Westwood Group operates Wonderland Greyhound Park, Inc., a pari-mutuel greyhound racing facility located in Revere, Massachusetts. Until July, 1997, the Westwood Group also operated a pari-mutuel harness racing facility located in Foxboro, Massachusetts. The Westwood Group's wholly-owned subsidiary, Wonderland, owns and operates a greyhound racetrack, located in the City of Revere, Massachusetts. Revere adjoins the City of Boston. Wonderland Park is approximately five miles north of downtown Boston and is served directly by major transportation routes and the Massachusetts Bay Transportation Authority rail line. The racetrack is approximately two miles from Boston's Logan International Airport. In addition to the racetrack, the Westwood Group maintains and operates two full service restaurants, a sports bar and other concession facilities at the racetrack to serve patrons of Wonderland Park. The racetrack facility can accommodate 10,000 patrons. The average attendance per day in 2001 was approximately 871 persons. The total attendance for the 2001 year was approximately 290,000 persons. The complex encompasses a total of approximately 35 acres, including paved and lighted parking which has capacity for approximately 2,300 cars.

     Wonderland was originally opened in 1935 and has operated continuously from the same location since that time. Wonderland is authorized to conduct up to 520 live matinee and evening performances during any calendar year. In addition to conducting 333 live racing performances during 2001, Wonderland provided its patrons with simulcast wagering from 50 various greyhound, thoroughbred and harness tracks throughout the country. In addition, Wonderland broadcasts its simulcast signal to 79 locations throughout the country. Wonderland has been approved to conduct 313 live racing performances in 2002.

     The Westwood Group is continuing its efforts to penetrate new markets into which it can broadcast its signal and to develop new ways to provide quality racing entertainment to its on-track patrons. The Westwood Group's annual revenues are mainly derived from the commissions that it receives from wagers made by patrons during its racing performances and from admission and concession charges at these performances. Wagers at Wonderland are placed under the pari-mutuel wagering system, under which the winning bettors in each race divide the total amount bet on the race in proportion to the sums they wagered individually, after deducting certain percentages governed by state law including amounts which are reserved for The Commonwealth of Massachusetts, the owners of the winning greyhounds, and the racetrack. The pari-mutuel commission is regulated by the state regulatory commission in the jurisdiction of the individual racetrack. In addition, the net pari-mutuel commission varies based upon the type of wager. Finally, the Westwood Group generates commission revenue from other tracks for all amounts wagered on its product at their facility. These commissions vary based upon contractual arrangements. The average gross pari-mutuel commission at Wonderland was approximately 24%, 24%, 24%, and 23% of each $1.00 wagered on track during 2001, 2000, 1999 and 1998, respectively. Out of this amount approximately 6% is distributed to kennel operators as purses paid, 5% is paid to The Commonwealth of Massachusetts in the form of pari-mutuel tax and 0.5% each is deposited into the Capital Improvements Trust Fund and Promotional Trust Fund.

     The Commonwealth of Massachusetts State Racing Commission, as individuals, are the trustees and Wonderland is the beneficiary of the Greyhound Capital Improvements and Promotional Trust Funds which have been established in accordance with Massachusetts law and are dedicated to reimbursement of capital improvements and promotional expenses.

     The Westwood Group's principal executive offices are located at 190 V.F.W. Parkway Revere, Massachusetts 02151, and its telephone number is (781) 284-2600.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following selected consolidated financial data is presented in addition to the selected consolidated financial data incorporated by reference to page 7 of the Westwood Group's Annual Report on Form 10-K for the year ended December 31, 2001 and the information included in the Westwood Group's Form 10-Q for the six months ended June 30, 2002.

                                                                                    SIX MONTHS
                                                YEAR ENDED DECEMBER 31,           ENDED JUNE 30,
                                        ---------------------------------------   ---------------
                                        1997    1998     1999     2000    2001     2001     2002
                                        -----   -----   ------   ------   -----   ------   ------
                                        (IN THOUSANDS EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)
OPERATING DATA
Ratio of earnings to fixed
  charges(1)..........................   5.77    1.71    (1.79)   (0.27)   2.69    0.53     1.35
Amount of deficiency..................  $  --   $  --   $1,862   $  756   $  --   $  --    $  --

                                          AS OF DECEMBER 31,                   AS OF JUNE 30,
                            -----------------------------------------------   -----------------
                             1997      1998      1999      2000      2001      2001      2002
                            -------   -------   -------   -------   -------   -------   -------
                                  (IN THOUSANDS EXCEPT BOOK VALUE (DEFICIENCY) PER SHARE)
BALANCE SHEET DATA
Working capital
  (deficiency)............  $(9,309)  $(3,381)  $(1,543)  $(2,186)  $(1,201)  $(2,367)  $(1,655)
Total assets..............  $13,581   $13,369   $ 9,413   $ 7,780   $ 6,913   $ 7,568   $ 7,363
Long-term debt............  $   997   $ 5,551   $ 4,392   $ 4,096   $ 3,772   $ 3,938   $ 3,598
Stockholders' Equity
  (deficiency)............  $(1,551)  $   466   $(1,259)  $(1,772)  $  (405)  $(1,972)  $  (325)
Book value (deficiency)
  per share (2)...........  $ (1.22)  $  0.37   $ (1.00)  $ (1.40)  $ (0.32)  $ (1.56)  $ (0.26)

---------------

(1) For purposes of calculating the ratio of earnings to fixed charges, (a) earnings consist of earnings before income taxes plus fixed charges and (b) fixed charges consist of interest expense, amortization of deferred financing costs and one-third of rental expense, which is the portion we consider representative of the interest factor.

(2) Computation is based on shares outstanding.

PRICE RANGE OF COMMON STOCK; DIVIDENDS; TRADING VOLUME

     Except for limited or sporadic transactions, there is no established public trading market for the Common Stock or Class B Common Stock of the Westwood Group. The Common Stock is traded on the pink sheets. The following table sets forth for the periods indicated the high and low bid prices.

                                   FIRST QUARTER   SECOND QUARTER   THIRD QUARTER   FOURTH QUARTER
                                   -------------   --------------   -------------   --------------
                                                    (THROUGH SEPTEMBER 12, 2002)
Fiscal year ended December 31,
  2002
  High...........................      $0.80             $1.10           $1.25
  Low............................      $0.80             $0.80           $0.80
Fiscal year ended December 31,
  2001
  High...........................      $0.75             $1.00        No Sales          $ 0.85
  Low............................      $0.75             $0.75        No Sales          $ 0.85
Fiscal year ended December 31,
  2000
  High...........................      $1.00             $1.01           $1.20          $ 1.50
  Low............................      $1.00             $1.00           $0.50          $ 0.50
Fiscal year ended December 31,
  1999
  High...........................      $3.50          No Sales           $3.00          $1.125
  Low............................      $3.50          No Sales           $3.00          $1.125

     The Westwood Group is not aware of any purchases or sales involving its Common Stock since September 12, 2002.

     As of October 25, 2002, the Westwood Group had approximately 429 holders of record of its Common Stock and 11 holders of record of its Class B Common Stock.

     No dividends have been declared by the Westwood Group on its Common Stock during 2002, 2001, 2000, 1999, or 1998. The Westwood Group has not paid a cash dividend on its Class B Common Stock to date. The Westwood Group does not intend to pay cash dividends on either Common Stock or Class B Common Stock in the immediate future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  (A) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

     The following tables sets forth information, as of October 25, 2002, with respect to the beneficial ownership of the Westwood Group's Common Stock by each director, by all directors and officers of the Westwood Group as a group and by persons known by the Westwood Group to own beneficially more than 5% of the outstanding Common Stock. Unless otherwise noted, these stockholders have full voting and investment power with respect to the shares listed as beneficially owned by them.

                                                         AMOUNT AND NATURE OF     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)   OUTSTANDING
------------------------------------                    -----------------------   -----------
DIRECTORS AND OFFICERS:
  Richard P. Dalton...................................           52,350(2)           13.38%
     The Westwood Group, Inc.
     190 VFW Parkway
     Revere, MA 02151
  Paul J. DiMare......................................          103,300(3)           29.41%
     P.O. Box 900460
     Homestead, FL 33090
  Charles F. Sarkis...................................          831,866(4)           70.75%
     Back Bay Restaurant Group, Inc.
     284 Newbury St Boston, MA 02116
  All Directors and Officers as a group (three (3)
     persons).........................................          987,516(5)           81.22%
                                                                =======              =====
  Holders of more than 5%, not included above
  Pauline F. Evans....................................           26,122(6)            7.44%
  Joseph J. O'Donnell.................................           22,669(7)            6.45%
  A. Paul Sarkis......................................           49,139(8)           12.29%

---------------

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). For purposes of this table a person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days, including by conversion of the stockholder's shares of Class B Common Stock into shares of Common Stock or by exercise of options. For purposes of this table, any shares of Common Stock not outstanding which are subject to such a right, or conversion privileges, are deemed to be outstanding for the purposes of computing the percentage of outstanding shares owned by the person or group, but are not deemed to be outstanding for the purposes of computing the percentage owned by any other person or group.

(2) Includes presently exercisable options to purchase 40,000 shares.

(3) Includes 92,500 shares held of record by DiMare Homestead, Inc. over which Mr. DiMare has voting and investment power.

(4) Consists of 804,616 shares issuable upon conversion of the shares of Class B Common Stock beneficially owned by Mr. Sarkis, 7,250 shares of Common Stock, as well as presently exercisable options to purchase 20,000 shares. (See footnote (2) to the table below showing beneficial ownership of Class B Common Stock.)

(5) Includes presently exercisable options to purchase 60,000 shares and 804,616 shares issuable upon conversion of shares of Class B Common Stock, held by all directors and officers as a group.

(6) Ms. Evans' address is 3600 Galt Ocean Drive, Fort Lauderdale, Florida 33308.

(7) Mr. O'Donnell's address is c/o Boston Concessions Group, Inc., 111 6th Street, Cambridge, Massachusetts 02141.

(8) Includes 530 shares held of record, presently exercisable options to purchase 32,500 shares and 16,109 shares issuable upon conversion of the shares of Class B Common Stock beneficially owned by Mr. Sarkis. Mr. Sarkis' address is 599 East Sixth St., Apt. 1, South Boston, MA 02127. Mr. Sarkis is a former Director and officer of the Westwood Group.

  (B) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF CLASS B COMMON STOCK

     The following table sets forth certain information, as of October 25, 2002, with respect to the beneficial ownership of the Westwood Group's Class B Common Stock by each Director, and named Executive Officer and by all Directors and officers of the Westwood Group as a group and by persons known by the Westwood Group to own beneficially more than 5% of the outstanding Class B Common Stock. Unless otherwise noted, the stockholders have full voting power and investment power with respect to the shares listed as beneficially owned by the.

                                                            SHARES OF CLASS B
                                                              COMMON STOCK        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                      BENEFICIALLY OWNED(1)     CLASS
------------------------------------                      ---------------------   ----------
Richard P. Dalton.......................................               0             0.00%
  The Westwood Group, Inc.
  190 VFW Parkway Revere, MA 02151
Paul J. DiMare..........................................               0             0.00%
  P.O. Box 900460
  Homestead, FL 33090
Charles F. Sarkis.......................................         804,616(2)         88.00%
  Back Bay Restaurant Group, Inc.
  284 Newbury St Boston, MA 02116
All Directors and Officers as a Group (Three Persons)...         804,616(2)         88.00%
                                                                 =======            =====

---------------

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table a person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days.

(2) Includes shares held by Sarkis Management Corporation, which is wholly-owned by Mr. Sarkis. Mr. Sarkis disclaims beneficial ownership of these shares.

OTHER INFORMATION CONCERNING THE COMPANY AND AFFILIATES

     In May 1994, the Westwood Group purchased all restaurant and concession operations at Wonderland from Back Bay Restaurant Group, Inc. for a sales price of $770,000. Included in the term note of $970,000 were additional amounts owed to Back Bay Restaurant Group for costs incurred under a Cross Indemnification Agreement amounting to $200,000, and interest expense of approximately $58,000 for the years ended December 31, 1999 and 1998. On September 24, 1999, the Westwood Group entered into a stock repurchase agreement with Back Bay Restaurant Group, Inc., pursuant to which Back Bay

Restaurant Group repurchased 222,933 shares of its common stock from the Westwood Group in exchange for the cancellation of this promissory note.

     Concurrently with entering into the stock purchase agreement with Back Bay Restaurant Group, the Westwood Group entered into a stock purchase agreement with Charles F. Sarkis, pursuant to which Mr. Sarkis purchased 450,518 shares of common stock of Back Bay Restaurant Group, Inc. in return for a promissory note in the amount of $2,703,108. This note bears interest of 9.5%. $500,927 was paid on November 4, 1999, $500,000 was paid on December 16, 1999, $351,554 was paid on January 31, 2000, $338,000 was paid on December 1, 2000, and $350,000 was paid on August 17, 2001. As of September 30, 2002, the principal balance of this promissory note is $910,525.

     As of September 30, 2002, there are additional loans outstanding to officers/stockholders in the aggregate amount of $257,752. Notes receivable and related interest, in the amount of $110,917 is due from Charles Sarkis and $146,835 is due from Richard P. Dalton. These loans are payable over five years and bear interest at 8.0% per annum.

     In October 1999, the Westwood Group received a letter of credit for working capital purposes from the Anglo Irish Bank securitized by Mr. Charles Sarkis' property located on Boylston Street in Boston, Massachusetts. Subsequently, Mr. Sarkis refinanced the Boylston Street property and loaned the Westwood Group $500,000, which amount was designated to be used for the 1998 and 1999 outstanding pari-mutual tickets due to The Commonwealth of Massachusetts. In addition, under the terms of the loan agreement between the Westwood Group and Mr. Sarkis, the Westwood Group offset the first payment due from Mr. Sarkis under the promissory note issued on September 24, 1999 against this $500,000 loan.

     Prior to 1995, the Westwood Group engaged a firm to assist management in the planning and execution of a financial and operational reorganization of the Westwood Group. As compensation for its services, the Westwood Group agreed to a success fee, in addition to the basic fee, to grant options to acquire common stock totaling 6% of the total of the Westwood Group's capital stock at $3 per share. The success fee also stipulated that Michael S. Fawcett, a principal of that firm, who was a director of the Westwood Group at the time would be required to return options to purchase 25,000 shares of the Westwood Group's common stock if the success fee option is exercised. The Westwood Group has not granted the success fee option to date.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Representatives of the Westwood Group's independent certified public accountants, BDO Seidman, LLP, are expected to be present at the special meeting.

OTHER MATTERS

     The Board does not know of other matters which are likely to be brought before the special meeting. However, in the event that any other matters properly come before the special meeting, the persons named in the enclosed proxy are expected to vote the shares represented by the proxy on those matters in accordance with their best judgment.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Westwood Group File No. 000-01590 are incorporated by reference in this proxy statement: (i) the Annual Report of Form 10-K for the fiscal year ended December 31, 2001, and
(ii) the Quarterly Reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002.

     All documents and reports filed by the Westwood Group with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this proxy statement and prior to the date of the special meeting shall be deemed to be incorporated by reference in this proxy statement and be a part hereof from the respective dates of the filing of those documents or reports.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN THIS PROXY STATEMENT OR DELIVERED WITH THIS PROXY STATEMENT. THESE DOCUMENTS (OTHER THAN EXHIBITS TO THESE DOCUMENTS, UNLESS THESE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE TO THESE DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUESTS OF THAT PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF THAT REQUEST, TO THE WESTWOOD GROUP, INC., 190 V.F.W. PARKWAY, REVERE, MA 02151
ATTN: RICHARD P. DALTON, PRESIDENT (TELEPHONE: (781) 284-2600). IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS MUST BE RECEIVED NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE SPECIAL MEETING.

AVAILABLE INFORMATION

     The Westwood Group is subject to the informational requirements of the 1934 Act and in accordance with the 1934 Act files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at The Woolworth Building, 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, these reports, proxy statements and other information are available from the Edgar filings obtained through the Commission Internet Website (http://ww.sec.gov.)

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                        CERTIFICATE OF INCORPORATION OF
                            THE WESTWOOD GROUP, INC.

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      THE CERTIFICATE OF INCORPORATION OF
                            THE WESTWOOD GROUP, INC.
                             ---------------------

PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                             ---------------------

     The Westwood Group, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

          FIRST: The following language is added to the end of Section A of Article FOURTH of the Certificate of Incorporation of the Westwood Group,
     Inc.:

        "At the effective time of this Amendment, each share of Common Stock, par value $.01 per share, issued immediately prior to the effectiveness of this amendment will be reclassified into one-fifteen hundredth of one fully paid and non-assessable share of Common Stock, par value $.01 per share, so that every fifteen hundred shares of Common Stock issued immediately prior to the effectiveness of this amendment will be combined together to form one full share of Common Stock, par value $.01. At the effective time of this amendment, each share of Class B Common Stock, par value $.01 per share, authorized immediately prior to the effectiveness of this amendment will be reclassified into one-fifteen hundredth of one fully paid and non-assessable share of Class B Common Stock, par value $.01 per share, so that every 1,500 shares of Class B Common Stock authorized immediately prior to the effectiveness of this amendment will be combined together to form one full share of Class B Common Stock, par value $.01. The Corporation will make a cash payment of $4.00 per share to record holders of fewer than 1,500 shares of the Common Stock and Class B Common Stock immediately prior to the effectiveness of this Amendment. To the extent necessary, certificates for fractional shares of Common Stock and Class B Common Stock will be issued by reason of this Amendment."

          SECOND: The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of
     Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on           , 2002.

                                          THE WESTWOOD GROUP, INC.

                                          By:
                                            ------------------------------------
                                             Name: Richard P. Dalton
                                             Title: President

                                                                       EXHIBIT B

                       OPINION OF ALOUETTE CAPITAL, INC.

                                ALOUETTE CAPITAL

-----------------------------------------------------------------------------------------------
21 School Street                                             Telephone:           (617)523-8666
Boston, MA 02108                                             Facsimile:           (617)523-8699
                                                             e-mail:        mark.noonan@gte.net
                                                             e-mail:     johnturner@gtemail.net

September 17, 2002

The Westwood Group, Inc.
190 V.F.W. Parkway
Revere, Massachusetts 02151

Members of the Board of Directors:

     We understand that The Westwood Group, Inc. ("Westwood" or the "Company") is contemplating a transaction pursuant to which Westwood's Certificate of Incorporation will be amended to effect a one for 1,500 reverse stock split of the Company's Common Stock and Class B Common Stock coupled with a cash payment of $4.00 per share in lieu of the issuance of any resulting fractional shares (the "Reverse Stock Split" or the "Transaction").

     You have requested that Alouette Capital, Inc. ("Alouette") render an opinion (the "Opinion"), as investment bankers, as to the fairness from a financial point of view of the $4.00 per share cash payment to be paid in lieu of the issuance of any resulting fractional shares of Common Stock or Class B Common Stock following the Reverse Stock Split (the "Transaction Consideration").

     Alouette, as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, negotiated transactions and valuations for corporate and other purposes. Alouette has, in the past, provided investment banking services to the Company and to Back Bay Restaurant Group, Inc. ("BBRG"). Mr. Charles F. Sarkis owns a controlling interest in the common equity of both of the aforementioned companies.

     In connection with the Opinion set forth herein, we have, among other things:

     - reviewed Westwood's Annual Reports on Form 10-K filed with the Securities and Exchange Commission for the five fiscal years ended December 31, 2001, including the audited consolidated financial statements of Westwood included therein;

     - reviewed Westwood's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the quarters ended March 31, 2002 and June 30, 2002, including the unaudited consolidated financial statements of the Company included therein;

     - reviewed two appraisals from an independent third party valuing the real property located at 190 V.F.W. Parkway in Revere, Massachusetts;

     - reviewed certain information of Westwood, including financial projections relating to the business, earnings and prospects of Westwood prepared by the management of Westwood;

     - held discussions with members of senior management of Westwood regarding the business, operations, financial results and business prospects of Westwood;

     - Reviewed publicly available financial operating and stock market data concerning certain companies having similar financial characteristics to those of Westwood including growth trends in revenues and earnings, earnings margins and levels of debt as a percent of total market capitalizations;

     - performed various valuation analyses, as we deemed appropriate, of Westwood using generally accepted analytical methodologies, including the application to the financial results of Westwood of the public trading multiples of companies having certain similar financial characteristics which we deemed comparable to the Company;

     - evaluated and assessed the fair market value of Westwood's assets and liabilities on a liquidated basis;

     - reviewed the historical trading prices and volumes of Westwood's Common Stock; and

     - performed such other financial studies and analyses, and made such other inquiries and investigations as we deemed appropriate.

     In rendering the Opinion, at your direction we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company or obtained by us from other sources, and upon the assurance of the Company's management that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have not independently verified such information, or undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of Westwood.

     The Opinion is necessarily based upon financial, economic, market and other conditions as they exist, and the information made available to us, as of the date hereof. We disclaim any undertakings or obligations to advise any person of any change in any fact or matter affecting the Opinion, which may come or be brought to our attention after the date of the Opinion.

     The Opinion does not constitute a recommendation as to any action the Board of Directors of the Company or any stockholder of the Company should take in connection with the Transaction or any aspect thereof. The Opinion relates solely to the fairness from a financial point of view as of the date hereof of the Transaction Consideration. We express no opinion herein as to the structure, terms, merits or effect of any other aspect of the Transaction.

     This letter is for the information of the Board of Directors of the Company for its use in evaluating the fairness from a financial point of view of the Transaction Consideration. It may not be used for any other purpose or referred to without our prior written consent except for necessary filings with the Securities and Exchange Commission by the Company.

     Based upon and subject to all of the foregoing, we are of the opinion, as investment bankers, that, as of the date hereof, the Transaction Consideration is fair, from a financial point of view, to the stockholders of the Company who will receive a cash payment in lieu of any resulting fractional shares of Common Stock or Class B Common Stock following the Reverse Stock Split.

                                          Sincerely

                                          ALOUETTE CAPITAL, INC.

                                          /s/ E. MARK NOONAN
                                          --------------------------------------
                                          E. Mark Noonan
                                          Managing Director

EMN:cc

                            THE WESTWOOD GROUP, INC.


PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON DECEMBER 19, 2002. THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS


The undersigned having received the Notice of Special Meeting of Stockholders and Proxy Statement of The Westwood Group, Inc. (the "Company"), hereby appoint(s) Richard P. Dalton proxy for the undersigned to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at 190 V.F.W. Parkway, Revere, Massachusetts 02151, on December 19, 2002, and at any adjournment or postponement thereof, and thereat to vote and at in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Common Stock, par value $.01 per share, of the Company and/or all shares of Class B Common Stock, par value $.01 per share, of the Company upon or in respect of which the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as indicated on the reverse.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

The undersigned hereby confer(s) upon said proxy discretionary authority to vote upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

Attendance of the undersigned at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned hereon, this proxy will be deemed signed by the undersigned in that capacity.

     PLEASE VOTE, DATE, SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

1.      To consider and vote upon a proposal to amend The Westwood Group, Inc.'s      For          Against        Abstain
        Certificate of Incorporation, pursuant to which (i) each share of Common     [ ]            [ ]            [ ]
        Stock, par value $.01 per share, issued immediately prior to the effectiveness of the proposed amendment will be reclassified into one-fifteen hundredth of one fully paid and non-assessable share of
        Common Stock, par value $.01 per share, so that every shares of
        Common Stock issued immediately prior to the effectiveness of this amendment will be combined together to form one full share of Common
        Stock, par value $.01, and (ii) each share of Class B Common Stock, par value $.01 per share, authorized immediately prior to the effectiveness of this amendment will be reclassified into one-fifteen hundredth of one fully paid and non-assessable share of Class B Common Stock, par value
        $.01 per share, so that every fifteen hundred shares of Class B Common
        Stock authorized immediately prior to the effectiveness of this amendment will be combined together to form one full share of Class B
        Common Stock, par value $.01.  The Westwood Group, Inc. will make a cash payment of $4.00 per share to record holders of fewer than 1,500 shares of the Common Stock and Class B Common Stock immediately prior to the effectiveness of this amendment.  To the extent necessary, certificates for fractional shares of Common Stock and Class B Common Stock will be issued by reason of this amendment.

                                                                                     For          Against        Abstain
2.      To transact such other and further business as may properly come             [ ]            [ ]            [ ]
        before the Special Meeting or any adjournments or postponements thereof.


       Please be sure to sign and date this Proxy.     Date:______________


       Stockholder sign here                   Co-owner sign here

       _________________________              _________________________



       Mark the box at right if an address change or comment has been Noted / / on the reverse side of this card.